Exhibit 10.20

SUBLEASE

BETWEEN

TWITTER, INC.

AND

SOLID BIOSCIENCES, LLC

141 Portland Street, Cambridge, Massachusetts

Fifth (5th) Floor

SUBLEASE

THIS SUBLEASE (“Sublease”) is entered into as of January 30, 2018 (the “Effective Date”), by and between TWITTER, INC., a Delaware corporation (“Sublandlord”) and SOLID BIOSCIENCES, LLC, a Delaware limited liability company (“Subtenant”), with reference to the following facts:

A. Pursuant to that certain Lease dated as of September 10, 2013 (the “Original Master Lease”), as amended by that certain First Amendment to Lease Agreement dated as of January 24, 2018 (the “First Amendment”) (as amended, the “Master Lease”),Kendall Square Entity, Inc. (“Landlord”), as Landlord, leases to Sublandlord, as Subtenant, certain space (the “Master Lease Premises”) consisting of 47,631 rentable square feet (“RSF”) and consisting of 15,877 RSF on the fifth (5th) floor of the Building (defined below) (the “5th Floor Premises”), 15,877 RSF on the sixth (6th) floor of the Building (the “6th Floor Premises”) and 15,877 RSF on the seventh (7th) floor of the Building (the “7th Floor Premises”); as used herein, the “Building” shall mean the building located at 141 Portland Street, Cambridge, Massachusetts.

B. Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, the 5th Floor Premises, said space being more particularly identified and described on the floor plan attached hereto as Exhibit A and incorporated herein by reference (and hereafter referred to as the “Subleased Premises”).

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:

1. Sublease. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the term, at the rental, and upon all of the conditions set forth herein, the Subleased Premises, together with rights of ingress and egress thereto, and with the right in common with others to use, to the extent applicable, the elevators and common passageways, stairways and vestibules, and to pass over and park on that portion of land owned by Landlord and designated by Landlord for Sublandlord’s parking.

2. Term.

(a) Generally. The term of this Sublease (the “Term”) shall commence on the date (the “Commencement Date”) that is the later to occur of (i) the date that Sublandlord delivers possession of the Subleased Premises to Subtenant with Sublandlord’s Pre-Delivery Work (defined in Section 14(a) below) completed (the “Delivery Date” and such delivery, “Delivery”) and (ii) the date upon which Sublandlord or Landlord delivers Landlord’s fully executed Consent (as defined in Section 26 of this Sublease) to Subtenant; the parties anticipate that the Commencement Date will be January 15, 2018 (the “Anticipated Commencement Date”). Unless sooner terminated pursuant to any provision hereto, the Term will end on the later of either (x) February 28, 2019 or, (y) if Sublandlord and Landlord mutually execute and deliver an amendment to the Master Lease pursuant to which the term of the Master Lease is extended to at least February 28, 2022, then, subject to Landlord’s consent, the Term will expire February 28, 2022 (the “Expiration Date”). Upon the determination of the Commencement

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Date and the Expiration Date, Sublandlord and Subtenant will enter into a letter agreement in the form of Exhibit B attached hereto. If Sublandlord and Landlord fail by March 31, 2018 to mutually execute and deliver an amendment to the Master Lease, pursuant to which the term of the Master Lease is extended to at least February 28, 2022, then Subtenant shall have the right to negotiate directly with Landlord for the extension of the Expiration Date beyond February 28, 2019.

(b) Delivery Conditions. If, as of the date that Sublandlord would otherwise achieve Delivery as described in clause (i) of Section 2(a) above, Subtenant has not delivered to Sublandlord (x) the prepaid Base Rent pursuant to the provisions of Section 3(a) below, (y) the Security Deposit pursuant to the provisions of Section 4 below and (z) evidence of Subtenant’s procurement of all insurance coverage required hereunder (the “Delivery Conditions”), then Sublandlord will have no obligation to Deliver the Subleased Premises to Subtenant, but the failure on the part of Sublandlord to so Deliver possession of the Subleased Premises to Subtenant in such event will not serve to delay the occurrence of the Commencement Date and the commencement of Subtenant’s obligations to pay Rent (defined below) hereunder.

(c) Late Delivery. If the Commencement Date does not occur as of the Anticipated Commencement Date for any reason other than due to Subtenant’s failure to fulfill the Delivery Conditions, or to execute the Consent, Subtenant shall be entitled to a day-for-day delay in the Rent Commencement Date (defined in Section 3(a) below).

(d) First Right to Negotiate Extension. If both (y) the term of the Master Lease expires more than one (1) month after the Expiration Date and (z) Sublandlord determines in good faith that Sublandlord will not reoccupy the Subleased Premises for the conduct of Sublandlord’s business following the Expiration Date, Sublandlord will provide written notice to Subtenant of such determination (a “Non-Occupancy Notice”) no later than three (3) months prior to the Expiration Date; thereafter, Subtenant shall have the right to provide written notice to Sublandlord within fifteen (15) days of Subtenant’s receipt of such notice if it desires to negotiate to extend the Term. If Subtenant fails to timely notify Sublandlord of Subtenant’s desire to extend the Term, Sublandlord shall be free to negotiate with third parties regarding the sublease of the Subleased Premises on such terms and conditions as Sublandlord in its good faith discretion may determine to be acceptable. If, however, Subtenant timely notifies Sublandlord of Subtenant’s desire to extend the Term, Subtenant shall have the exclusive right to negotiate with Sublandlord for a period of two (2) weeks (the “Negotiation Period”) following Subtenant’s notice to Sublandlord, regarding the terms upon which the Term may be so extended, with Subtenant paying the same rental rate payable by Sublandlord under the Master Lease, for a term to be mutually agreed upon by Sublandlord and Subtenant. During the Negotiation Period, the parties will attempt in good faith to reach agreement on such extension and any corresponding change to the Security Deposit; if, at the expiration of the Negotiation Period, the parties have not reached an agreement, Sublandlord shall be free to negotiate with third parties regarding the sublease of the Subleased Premises on such terms and conditions as Sublandlord in its good faith discretion may determine to be acceptable. For avoidance of doubt, if Sublandlord fails to timely deliver a Non-Occupancy Notice but, in fact, has determined that Sublandlord will not reoccupy the Subleased Premises as described above, Sublandlord will not enter into any sublease for the period following the Expiration Date with any third party for the Subleased Premises without initially providing Subtenant the right to engage in the negotiation of a potential extension of this Sublease during a Negotiation Period.

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3. Rent.

(a) Rent Payments. From and after April 1, 2018 (the “Rent Commencement Date”) Subtenant shall pay to Sublandlord as base rent for the Subleased Premises during the Term (“Base Rent”) the following:

Period	Rate Per RSF Per Annum	Monthly Base Rent
Rent Commencement Date - February 28, 2019	$60.00	$79,385.00

Base Rent shall be paid in advance on the first day of each month of the Term from and after the Rent Commencement Date, except that Subtenant shall pay one (1) month’s Base Rent to Sublandlord (i.e., $79,385.00) upon execution of this Sublease and delivery of this Sublease to Sublandlord; said pre-paid Base Rent will be applied to the first (1st) month’s Base Rent due and payable hereunder. If the Term is extended pursuant to the provisions of clause (y) of Section 2(a) above, then, during such extended portion of the Term, Subtenant will pay the same Base Rent rate per RSF per annum that Sublandlord is obligated to pay pursuant to the provisions of the Master Lease during such extended Term, but in no event will such amounts exceed the following:

Period	Maximum Base Rent Per RSF Per Annum
March 1, 2019 - February 29, 2020	$78.00
March 1, 2020 - February 28, 2021	$79.00
March 1, 2021 - February 28, 2022	$80.00

Rent for any partial month shall be prorated as necessary based upon the actual number of days in such month which fall within the Term. All Rent shall be payable in lawful money of the United States by electronic funds transfer, ACH or wire transfer to an account designated by Sublandlord, or by regular bank check of Subtenant, to Sublandlord at the following address:

Twitter, Inc.

c/o SRS - Cresa Lease Administration, LLC

Inwood National Bank

P.O. Box 852724

Richardson, Texas 75085

or to such other persons or at such other places as Sublandlord may designate in writing.

(b) Operating Costs.

(i) Definitions. For purposes of this Sublease and in addition to the terms defined elsewhere in this Sublease, the following terms shall have the meanings set forth below:

(1) “Additional Rent” shall mean the sums payable pursuant to Section 3(b)(ii) below.

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(2) “Base Operating Costs” shall mean Operating Costs payable by Sublandlord to Landlord for the Master Lease Premises during the Base Year.

(3) “Base Year” shall mean the calendar year 2018, however, if the Term is extended as described in clause (y) of Section 2(a) above, then, during such extended portion of the Term, the Base Year hereunder shall be the same Base Year as is applicable under the Master Lease, as the Master Lease is modified to effect such extension.

(4) “Operating Costs” shall mean the aggregate of Operating Expenses and Taxes (as such terms are defined in the Original Master Lease) charged by Landlord to Sublandlord pursuant to the Master Lease.

(5) “Rent” shall mean, collectively, Base Rent, Additional Rent, and all other sums payable by Subtenant to Sublandlord under this Sublease, whether or not expressly designated as “rent”, all of which are deemed and designated as rent pursuant to the terms of this Sublease.

(6) “Subtenant’s Percentage Share” shall mean 33.33% (i.e., 15,877/47,631); provided, however, that if at any time the RSF of the Master Lease Premises or the Subleased Premises shall change as a consequence to the change in the physical dimensions of either the Master Lease Premises or the Subleased Premises, then Subtenant’s Percentage Share shall be recalculated to reflect the ratio, expressed as a percentage, that the RSF of the Subleased Premises then bears to the RSF of the Master Lease Premises.

(ii) Payment of Additional Rent. In addition to the Base Rent payable hereunder, from and after the expiration of the Base Year, Subtenant shall pay, as Additional Rent, Subtenant’s Percentage Share of the amount by which Operating Costs payable by Sublandlord for the then current calendar year exceed Base Operating Costs. Sublandlord shall provide Subtenant with written notice of Sublandlord’s estimate of the amount of Additional Rent per month payable for each calendar year after the Base Year promptly following the Sublandlord’s receipt of Landlord’s estimate of the Operating Costs payable under the Master Lease. Thereafter, the Additional Rent payable shall be determined and adjusted in accordance with the provisions below.

(iii) Procedure. The determination and adjustment of Additional Rent payable hereunder shall be made in accordance with the following procedures:

(1) Delivery of Estimate; Payment. Upon receipt of a statement from Landlord specifying the estimated Operating Costs to be charged to Sublandlord under the Master Lease with respect to each calendar year, or as soon after receipt of such statement as practicable, Sublandlord shall give Subtenant written notice of its estimate of Additional Rent for the ensuing calendar year, which estimate shall be prepared based on the estimate received from Landlord (as Landlord’s estimate may change from time to time), together with a copy of the statement received from Landlord. On or before the first day of each month during each calendar year, Subtenant shall pay to Sublandlord as Additional Rent one-twelfth (l/12th) of such estimated amount together with the Base Rent.

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(2) Sublandlord’s Failure to Deliver Estimate. In the event Sublandlord’s notice is not given on or before December 1 of the calendar year preceding the calendar year for which Sublandlord’s notice is applicable, as the case may be, then until the calendar month after such notice is delivered by Sublandlord, Subtenant shall continue to pay to Sublandlord monthly, during the ensuing calendar year, estimated payments equal to the amounts payable hereunder during the calendar year just ended. Upon receipt of any such post-December 1 notice Subtenant shall (i) commence as of the immediately following calendar month, and continue for the remainder of the calendar year, to pay to Sublandlord monthly such new estimated payments and (ii) if the monthly installment of the new estimate of such Additional Rent is greater than the monthly installment of the estimate for the previous calendar year, pay to Sublandlord within thirty (30) days of the receipt of such notice an amount equal to the difference of such monthly installment multiplied by the number of full and partial calendar months of such year preceding the delivery of such notice.

(iv) Year End Reconciliation. Following the receipt by Sublandlord of a final statement of Operating Costs from Landlord with respect to each calendar year, Sublandlord shall deliver to Subtenant a statement of any adjustment to be made for the calendar year just ended (“Sublandlord’s Annual Statement”), together with a copy of any corresponding Landlord’s statement of actual Operating Expense and Taxes received by Sublandlord (“Landlord’s Statement”). If on the basis of Sublandlord’s Annual Statement,Subtenant owes an amount that is less than the estimated payments actually made by Subtenant for the calendar year just ended, Sublandlord shall credit such excess to the next payments of Rent coming due or, if the Sublease Term will expire before such credit offsets the full excess, refund any remaining excess to Subtenant within thirty (30) days after the expiration of the Sublease Term. If on the basis of such Sublandlord’s Annual Statement Subtenant owes an amount that is more than the estimated payments for the calendar year just ended previously made by Subtenant, Subtenant shall pay the deficiency to Sublandlord within thirty (30) days after delivery of the Sublandlord’s Annual Statement from Sublandlord to Subtenant.

(v) Reliance on Landlord’s Calculations.

(1) Generally. In calculating Operating Costs payable hereunder by Subtenant, Sublandlord shall have the right to rely upon the calculations of Landlord made in determining Operating Expenses and Taxes pursuant to the provisions of the Master Lease and Subtenant shall have no direct right to audit or review Landlord’s calculation of Operating Expenses and Taxes.

(2) Subtenant’s Right to Request Audit.

a. Notwithstanding the provisions of Section 3(b)(v)(l) above, provided Subtenant is not in Default hereunder and no notice of Default from Sublandlord to Subtenant is then currently outstanding and uncured, and further provided that Subtenant delivers Subtenant’s Audit Request Notice (defined below) at least thirty (30) days prior to the date of expiration of Sublandlord’s right to request a review of Landlord’s books and records pursuant to the provisions of Section 5 of Exhibit C to the Original Master Lease, if in

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any year Sublandlord’s Annual Statement reflects an increase in Operating Costs in excess of five percent (5%) over the Operating Costs for the immediately preceding year, Subtenant shall have the right, to be exercised by written notice delivered to Sublandlord (“Subtenant’s Audit Request Notice”) to request that Sublandlord exercise its rights to review Landlord’s books and records regarding Operating Expenses and Taxes as set forth in Section 5 of Exhibit C to the Original Master Lease. In such event, Sublandlord will promptly exercise Sublandlord’s rights set forth in Section 5 of Exhibit C to the Original Master Lease. In the event of any such exercise by Sublandlord pursuant to the provisions of this Section 3(b)(v)(2) the following provisions will apply:

b. Sublandlord will select a certified public accountant selected by Sublandlord to review Landlord’s books and records in accordance with the provisions of Section 5 of Exhibit C to the Original Master Lease, following which Sublandlord and Subtenant will confer in good faith regarding the results of such review; thereafter, if the parties deem it necessary, then Sublandlord, will endeavor in good faith to resolve with Landlord any necessary clarification or dispute raised by Subtenant in Subtenant’s Audit Request Notice. All costs of any such review shall be borne solely by Subtenant as additional Rent hereunder, unless Landlord is liable for the costs of the audit pursuant to Section 5 of Exhibit C to the Original Master Lease. Any additional amounts will be due within thirty (30) days after Sublandlord’s delivery of an invoice to Subtenant. If, following the completion of any such audit, it is determined that Sublandlord is entitled to the reimbursement of Operating Expenses and Taxes under the Master Lease, any such reimbursement shall be applied, first, to the audit costs previously paid by Subtenant, and second, to any such reasonable out of pocket cost incurred by Sublandlord which have not then been reimbursed by Subtenant or Landlord to Sublandlord, and, thereafter, the remaining refund will be equitably allocated between Sublandlord and Subtenant in accordance with the ratio that their respective overpayments of Operating Expenses and Taxes (in the case of Sublandlord) and Operating Costs (in the case of Subtenant) compare to each other. For avoidance of doubt, if, as of the date that Subtenant delivers a Subtenant’s Audit Request, Sublandlord has already notified Landlord of Sublandlord’s exercise of the review rights described in Section 5 of Exhibit C to the Original Master Lease, then Subtenant shall have no independent right to require any such review of Landlord’s books and records, but Sublandlord agrees to: (A) promptly provide Subtenant with any report prepared by Sublandlord’s accounting firm or accountant on the basis of any such review of Landlord’s books and records (subject to Landlord’s consent to such disclosure) and, (B) allocate to Subtenant any net refund of Operating Expenses and Taxes attributable to an overpayment by Sublandlord following Sublandlord’s recovery from any aggregate refund of all costs associated with such review, as may then be equitable given any corresponding overpayment of Operating Costs by Subtenant and in such event, Subtenant shall have no obligation to reimburse Sublandlord for the costs of the review initiated solely by Sublandlord.

(vi) Survival. The expiration or earlier termination of this Sublease shall not affect the obligations of Sublandlord and Subtenant pursuant to this Section 3(b), and such obligations shall survive, remain to be performed after, any expiration or earlier termination of this Sublease.

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(c) Electricity. Pursuant to the Master Lease, the cost of all electrical consumption in the Master Lease Premises is borne by Sublandlord. During the Term, Subtenant shall be obligated to pay for the cost of electrical consumption in the Subleased Premises (i.e., such cost will not be included in Operating Costs). Sublandlord will invoice Subtenant, on a monthly basis, for the cost of the electrical consumption as shown on an existing submeter measuring electrical consumption in the Subleased Premises. Subtenant shall pay such costs as additional Rent hereunder within thirty (30) days following Sublandlord’s delivery of an invoice therefor to Subtenant.

(d) Janitorial. As of the Effective Date, Sublandlord (as opposed to Landlord), at Sublandlord’s sole cost and expense, provides janitorial services to the Subleased Premises. During the Sublease Term, Subtenant will provide janitorial services to the Subleased Premises using a janitorial contractor approved in advance by Sublandlord (not to be unreasonably withheld) and Landlord pursuant to a separate contract between Subtenant and such janitorial contractor. Subtenant will be responsible for the cost of such janitorial service. Such services will be provided in a manner reasonably commensurate in scope, level of service and frequency of services as, and not less than the scope, level of service and frequency of services than, the services provided by Landlord elsewhere in the Building.

4. Security Deposit. Concurrently with Subtenant’s execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of $79,385.00 (the “Security Deposit”); however, if the Term is extended pursuant to the provisions of clause (y) of Section 2(a) above, the Security Deposit will be increased to the sum of $209,047.00, and Subtenant will deliver to Sublandlord the sum of $129,662.17 within ten (10) calendar days following Sublandlord’s request. The Security Deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all the provisions of this Sublease to be performed or observed by Subtenant. If a Default exists hereunder, Sublandlord may use, apply or retain all or any portion of the Security Deposit for the payment of any past-due sum or for the payment of any other sum to which Sublandlord may become obligated by reason of Subtenant’s Default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord so uses or applies all or any portion of the Security Deposit, Subtenant shall within ten (10) days after demand therefor deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to the full amount thereof and Subtenant’s failure to do so shall be a Default without the necessity of the passage of any additional cure period. The Security Deposit, or so much thereof as has not theretofore been applied by Sublandlord, shall be returned, without interest, to Subtenant (or, at Sublandlord’s option, to the last assignee, if any, of Subtenant’s interest hereunder) within thirty (30) days following the later to occur of (a) the expiration of the Term, and (b) Subtenant’s vacation from the Subleased Premises and completion of all removal,repair and restoration obligations that may be required by this Sublease. No trust relationship is created herein between Sublandlord and Subtenant with respect to the Security Deposit.

5. Use and Occupancy.

(a) Use. The Subleased Premises shall be used and occupied only for general office use purposes and other uses provided under the Master Lease.

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(b) Compliance with Master Lease. Subtenant will occupy the Subleased Premises in accordance with the terms of the Master Lease and will not suffer to be done, or omit to do, any act which may result in a violation of or an Event of Default (as defined in the Original Master Lease) under the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder. Subtenant will indemnify, defend protect and hold Sublandlord harmless from and against any loss, cost, damage or liability (including reasonable attorneys’ fees) of any kind or nature arising out of, by reason of, or resulting from, Subtenant’s failure to perform or observe any of the terms and conditions of the Master Lease (unless such failure is due to Sublandlord’s breach of this Sublease or the Master Lease) or this Sublease. Sublandlord will indemnify, defend protect and hold Subtenant harmless from and against any loss, cost, damage or liability (including reasonable attorneys’ fees) of any kind or nature arising out of, by reason of, or resulting from, Sublandlord’s failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease (unless such failure is due to Subtenant’s breach of this Sublease or the Master Lease). Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord may be required to pay the Landlord in accordance with the Master Lease arising out of a request by Subtenant for, or the use by Subtenant of, additional or over-standard Building services from Landlord to the extent attributable to the Subleased Premises (for example, but not by way of limitation, charges associated with after-hour HVAC usage and overstandard electrical charges).

(c) Landlord’s Obligations. Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease, including, without limitation, the provision of services provided in the Master Lease, and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Landlord thereunder, Subtenant acknowledges and agrees that Sublandlord shall be entitled to look to Landlord for such performance; provided that Sublandlord shall reasonably cooperate with Subtenant to coordinate any request for services or enforcing any other covenant of Landlord under the Master Lease. In addition, Sublandlord shall have no obligation to perform any repairs or any other obligation of Landlord under the Master Lease, nor shall any representations or warranties made by Landlord under the Master Lease be deemed to have been made by Sublandlord. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Landlord or otherwise, including, without limitation, heat, air conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Subtenant’s obligations under this Sublease (provided that if Sublandlord is entitled to an abatement of Rent payable under the Master Lease with respect to the Subleased Premises as a result of an interruption in services to the Subleased Premises, then Subtenant will be entitled to a parallel abatement of Rent payable hereunder) or (ii) liability on the part of Sublandlord. Notwithstanding the foregoing, Sublandlord shall use good faith efforts, under the circumstances, to secure such performance upon Subtenant’s request to Sublandlord to do so and shall thereafter diligently prosecute such performance on the part of Landlord; provided, however, that this sentence will not be interpreted to require Sublandlord to commence any legal proceeding, arbitration or any other similar form of process unless Sublandlord, in Sublandlord’s sole discretion, determines that commencement of such action is necessary and appropriate.

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(d) Access. Access to the Building is provided through the use of a key fob that is provided by Landlord (Sublandlord shall, at no cost to Sublandlord, coordinate Subtenant’s procurement of such key fobs from Landlord); the charge for each Landlord-issued key fob is, as of the Effective Date, $25.00, and Subtenant will be responsible for the costs of any such key fobs. Landlord-issued key fobs are also used to access the Building’s parking garage. Subtenant acknowledges that elevator access to the fifth (5th) floor of the Building is, as of the Effective Date, controlled by Sublandlord’s card reader system; (i.e., an individual cannot cause the elevator to stop at the fifth (5th) floor without using a Sublandlord-issued access badge). Prior to Delivery, Sublandlord, at Sublandlord’s sole cost and expense, shall terminate Sublandlord’s elevator access controls with respect to the fifth (5th) floor such that the fifth (5th) floor will have open access. Additionally, the Subleased Premises currently has several card readers and cameras installed; Sublandlord will leave these devices and the associated cabling in the Subleased Premises upon delivery to Subtenant. Sublandlord’s card reader system cannot be reprogrammed to differentiate Subtenant access cards from the access cards of Sublandlord and other occupants of the Building, but Subtenant will be entitled to install, and Sublandlord hereby approves in concept, its own “head end” security system (subject to any necessary approval of plans and specifications therefor to be obtained from Sublandlord to the extent required under Section 14(b) below and from Landlord to the extent required under the Master Lease) which Subtenant will be required to remove at the end of the Term. Sublandlord will respond to any request from Subtenant for approval of Subtenant’s proposed security system within five (5) business days and will use reasonable efforts to obtain Landlord’s agreement to expedite its review of such security system (Subtenant acknowledges that Landlord is not required to respond in five (5) business days).

6. Master Lease and Sublease Terms.

(a) Subject to Master Lease. This Sublease is and shall be at all times subject and subordinate to the Master Lease. Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease. During the Term and for all periods subsequent thereto with respect to obligations which have arisen prior to the termination of this Sublease, Subtenant agrees to perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord under the Master Lease which pertain to the Subleased Premises and/or this Sublease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease.

(b) Incorporation of Terms of Master Lease. The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Landlord” is used it shall be deemed to mean Sublandlord and wherever in the Master Lease the word “Tenant” is used it shall be deemed to mean Subtenant. Additionally, wherever in the Master Lease the word “Premises” is used it shall be deemed to mean the Subleased Premises. Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any right of Landlord under the Master Lease (a) of access or inspection, (b) to do work in the Master

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Lease Premises or in the Building, (c) in respect of rules and regulations, and construction standards, as updated from time to time, which are incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease.

(c) Modifications. For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

(i) Approvals. In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

(ii) Deliveries. In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be,the same to both Landlord and Sublandlord.

(iii) Damage; Condemnation. Sublandlord shall have no obligation to restore or rebuild any portion of the Subleased Premises after any destruction or taking by eminent domain. Any rights of Subtenant to abatement of rent shall be conditioned upon Sublandlord’s ability to abate rent for the Subleased Premises under the terms of the Master Lease.

(iv) Insurance. In all provisions of the Master Lease requiring Tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy. Sublandlord shall have no obligation to maintain the insurance to be maintained by Landlord under the Master Lease.

(d) Exclusions. Notwithstanding the terms of Section 6(b) above, Subtenant shall have no rights nor obligations under the following parts, Sections and Exhibits of the Master Lease:

(i) Original Master Lease: Articles 1, 2, 3 (except Section 3.2), 4 (except to the extent necessary to implement Section 3(b)(ii) above), 5, Sections 7.1 (reference to “Delivery Condition” only), 7.2, 10.1 (references to “Second Request” and deemed approval of Alterations only), 10.4 (superceded by Section 14.1 below), 10.5, 10.6, 11.2 (provided that Sublandlord will request Building passes for Subtenant’s employees from Landlord and will use reasonable efforts to assist Subtenant in obtaining such Building passes from Landlord), 12.2, 13.1 (references to deemed approval only), 16.4, 17.5 (provided that if Sublandlord is entitled to an abatement of rent payable under the Master Lease pursuant to Section 17.5 as a consequence of an Abatement Event [defined in the Original Master Lease] which affects the Subleased Premises, Subtenant will be entitled to a parallel abatement of Rent payable hereunder), Articles 18 (clauses (a) and (b) only, which are superceded by Section 8 below), 22, 24, 27, 28, Section 29.5, Articles 30 (except to the extent necessary to implement Section 16 below), 31 and 32, Exhibit A, Exhibit B, Exhibit C (except to the extent necessary to implement Section 3(b) above), Exhibit E, Exhibit F, Exhibit G, Exhibit H, Exhibit I; and

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(ii) First Amendment: Section 3, Section 4 (except to the extent necessary to implement Section 3(b)(ii) above), Sections 5, 8, 9, 10, 11 and 12 and Exhibit A.

(e) Sublandlord’s Representations. Sublandlord represents to Subtenant that (i) attached hereto as Exhibit D is a true, accurate and complete (subject to redaction of certain financial terms) copy of the Master Lease and all amendments thereto and the same have not been further modified, (ii) Sublandlord is the “Tenant” under the Master Lease, (iii) as of the Effective Date, the Master Lease is in full force and effect, (iv) as of the Effective Date, Sublandlord is not in default in the payment of any rent or other sums due under the Master Lease, (A) Sublandlord has not received any notice of default under the Master Lease which remains uncured as of the Effective Date, (B) to the best of Sublandlord’s knowledge, Landlord is not in default thereunder, and (C) to the best of Sublandlord’s knowledge, no Hazardous Materials are present in the Subleased Premises in violation of any of the provisions of the Master Lease, and (v) subject to the consent of Landlord, Sublandlord has full right and authority to sublease the Subleased Premises to Subtenant on the terms and conditions set forth herein.

(f) Sublandlord’s Compliance with Master Lease. Sublandlord shall perform all covenants and obligations required to be performed by Sublandlord under the Master Lease in accordance with the terms and provisions thereof and, so long as Subtenant is not in Default hereunder, shall not cause the Master Lease to terminate or expire before the scheduled date of expiration of this Sublease. Upon Sublandlord’s knowledge thereof, Sublandlord shall promptly provide Subtenant with written notice of any violation or default of any of the terms of the Master Lease and provide Subtenant with a copy of any default notices received by Sublandlord from Landlord.

7. Assignment and Subletting. Subtenant shall not assign Subtenant’s interest in this Sublease or further sublet all or any part of the Subleased Premises except subject to and in compliance with all of the terms and conditions of the Master Lease, and Sublandlord (in addition to Landlord) shall have the same rights with respect to assignment and subleasing as Landlord has under the Master Lease; provided, however that Sublandlord shall not unreasonably withhold, condition or delay its consent to any such proposed assignment or sublease. Subtenant shall pay all fees and costs payable to Landlord pursuant to the Master Lease in connection with any proposed assignment, sublease or transfer of the Subleased Premises (or any portion), together with all of Sublandlord’s reasonable out-of-pocket costs relating to any proposed assignment, sublease or transfer of the Subleased Premises (or any portion) regardless of whether consent is granted (or is required), and the effectiveness of any assignment, sublease or transfer by Subtenant will be conditioned upon Landlord’s and Sublandlord’s receipt of all such fees and costs. Subtenant agrees that it would be reasonable for Sublandlord to refuse to consent to any assignment of this Sublease or a sub-subletting of the Subleased Premises to a Competitor (defined below) of Sublandlord or an Affiliate of any such Competitor. If, at any time, Subtenant desires to sublease all or any portion of the Subleased Premises or assign its interest in this Sublease to a particular entity and desires to have Sublandlord determine whether such entity is a Competitor, Subtenant may deliver notice to Sublandlord stating the identity of the proposed assignee or subtenant and Sublandlord will notify Subtenant whether such entity is a Competitor within ten (10) business days of Sublandlord’s receipt of such request. As used herein, a “Competitor” is an entity (or an affiliate of an entity) which Sublandlord deems to be a business competitor of Sublandlord or any of Sublandlord’s affiliates.

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8. Default. Except as expressly set forth herein, Subtenant shall perform all obligations in respect of the Subleased Premises that Sublandlord would be required to perform pursuant to the Master Lease. It shall constitute a “Default” hereunder if Subtenant fails to perform any obligation hereunder (including, without limitation, the obligation to pay Rent), or any obligation under the Master Lease which has been incorporated herein by reference, and, in each instance, Subtenant has not remedied such failure (i) in the case of any monetary Default, three (3) business days after delivery of written notice and (ii) in the case of any other Default, ten (10) business days after delivery of written notice; provided, however, that if the Default is incapable of cure within ten (10) business days, then for so long as Sublandlord has not received notice from Landlord stating that Landlord will treat such Default as an “Event of Default” under the Master Lease, Subtenant shall not be in Default hereunder if Subtenant commences the cure within the ten (10) business day period and thereafter diligently prosecutes the cure to completion; however, if at any time Sublandlord receives notice from Landlord that the Default will be treated as an “Event of Default” under the Master Lease, Subtenant’s cure period will immediately be deemed to expire ten (10) days before the date of expiration of Sublandlord’s cure period as set forth in Landlord’s notice of default to Sublandlord.

9. Remedies. In the event of any Default hereunder by Subtenant, Sublandlord shall have all remedies provided to the “Landlord” in the Master Lease as if a default had occurred thereunder and all other rights and remedies otherwise available at law and in equity. Sublandlord may resort to its remedies cumulatively or in the alternative.

10. Right to Cure Defaults. If Subtenant fails to perform any of its obligations under this Sublease. after expiration of applicable grace or cure periods, then Sublandlord may, but shall not be obligated to, perform any such obligations for Subtenant’s account. All reasonable costs and expenses incurred by Sublandlord in performing any such act for the account of Subtenant shall be deemed Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the lesser of (i) the Default Rate (as defined in the Original Master Lease) per annum or (ii) the maximum rate allowable under law from the date of the expenditure until repaid. If Sublandlord undertakes to perform any of Subtenant’s obligations for the account of Subtenant pursuant hereto, the taking of such action shall not constitute a waiver of any of Sublandlord’s remedies.

11. Consents and Approvals. In any instance when Sublandlord’s consent or approval is required under this Sublease, Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable if, among other matters, such consent or approval is required under the provisions of the Master Lease incorporated herein by reference but has not been obtained from Landlord. Except as otherwise provided herein, Sublandlord shall not unreasonably withhold, condition or delay its consent to or approval of a matter if such consent or approval is required under the provisions of the Master Lease and Landlord has consented to or approved of such matter.

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12. Liability.

(a) Limitation of Liability. Notwithstanding any other term or provision of this Sublease, the liability of Sublandlord to Subtenant for any default in Sublandlord’s obligations under this Sublease shall be limited to actual, direct damages, and under no circumstances shall Subtenant, its partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns be entitled to recover from Sublandlord (or otherwise be indemnified by Sublandlord) for (i) any losses, costs, claims, causes of action, damages or other liability incurred in connection with a failure of Landlord, its partners, members, shareholders, directors, agents, officers, employees, contractors, successors and /or assigns to perform or cause to be performed Landlord’s obligations under the Master Lease, (ii) lost revenues, lost profit or other consequential, special or punitive damages arising in connection with this Sublease for any reason, or (iii) any damages or other liability arising from or incurred in connection with the condition of the Subleased Premises or suitability of the Subleased Premises for Subtenant’s intended uses. Subtenant shall, however, have the right to seek any injunctive or other equitable remedies as may be available to Subtenant under applicable law. Notwithstanding any other term or provision of this Sublease, except as set forth below, the liability of Subtenant to Sublandlord for any default in Subtenant’s obligations under this Sublease shall be limited to actual, direct damages, and under no circumstances shall Sublandlord, its partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns be entitled to recover from Subtenant (or otherwise be indemnified by Subtenant) for lost revenues, lost profit or other consequential, special or punitive damages arising in connection with this Sublease for any reason; the foregoing limitation will not, however, apply to the liability of Subtenant with respect to any holding over in the Subleased Premises by Subtenant beyond the expiration or sooner termination of this Sublease or the use by Subtenant of Hazardous Material (defined in Article 8 of the Original Master Lease) in violation of the provisions of the Master Lease. Notwithstanding any other term or provision of this Sublease, no personal liability shall at any time be asserted or enforceable against Sublandlord’s shareholders, directors, officers, or partners on account of any of Sublandlord’s obligations or actions under this Sublease. Notwithstanding any other term or provision of this Sublease, no personal liability shall at any time be asserted or enforceable against Subtenant’s shareholders, directors, officers, or partners on account of any of Subtenant’s obligations or actions under this Sublease. In the event of any assignment or transfer of the Sublandlord’s interest under this Sublease, Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder accruing subsequent to the date of the transfer and it shall be deemed and construed, without further agreement between the parties hereto, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublandlord hereunder. Sublandlord may transfer and deliver any then existing Security Deposit or Letter of Credit, as applicable, to the transferee of Sublandlord’s interest under this Sublease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto.

(b) Sublandlord Default. Sublandlord shall be in default hereunder only if Sublandlord has not commenced and pursued with reasonable diligence the cure of any failure of Sublandlord to meet its obligations hereunder within thirty (30) days after the receipt by Sublandlord of written notice from Subtenant. In no event shall Subtenant have the right to terminate or rescind this Sublease as a result of Sublandlord’s default as to any covenant or agreement contained in this Sublease. Subtenant hereby waives such remedies of termination and rescission.

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13. Attorneys’ Fees. If Sublandlord or Subtenant brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party who recovers substantially all of the damages, equitable relief or other remedy sought in any such action on trial and appeal shall be entitled to receive from the other party its costs associated therewith, including, without limitation, reasonable attorney’s fees and costs from the other party. Without limiting the generality of the foregoing, if Sublandlord utilizes the services of an attorney for the purpose of collecting any Rent hereunder which is, in fact, past due and unpaid by Subtenant, Subtenant will be obligated to pay Sublandlord reasonable actual attorneys’ fees incurred in connection therewith, irrespective of whether any legal action may be commenced or filed by Sublandlord.

14. Delivery of Possession.

(a) Generally. Sublandlord shall deliver, and Subtenant shall accept, possession of the Subleased Premises in their “AS IS” condition as the Subleased Premises exists on the Effective Date, but broom clean, free of all occupants; provided however, that prior to Delivery, Sublandlord will (i) relocate the MDF room equipment currently located in the Subleased Premises, (ii) install a barrier enclosing the interconnecting stairwell between the fifth (5th) floor and the sixth (6th) floor, (iii) leave all cabling located within the Subleased Premises but will remove all network equipment (i.e., WAPS, network gear in IDF’s, etc.) (collectively, “Sublandlord’s Pre-Delivery Work”). To Sublandlord’s knowledge, the Building Systems (defined in the Original Master Lease) serving the Subleased Premises, as well as the existing lighting fixtures therein, will be in good working order and condition as of the date of Sublandlord’s delivery of the Subleased Premises to Subtenant. All of Sublandlord’s Pre-Delivery Work shall be done (1) at Sublandlord’s sole cost and expense, (2) in a workmanlike manner, and (3) in accordance with all applicable laws. Except for Sublandlord’s Pre-Delivery Work, Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, materials, furniture, other than the Furniture (defined below), fixtures, equipment, decorations or other items to make the Subleased Premises ready or suitable for Subtenant’s occupancy. Sublandlord does not represent or warrant that any cabling located in the Subleased Premises is suitable for Subtenant’s use. Subtenant acknowledges that Landlord may require that Sublandlord, on or about the expiration of the Master Lease and at no cost to Subtenant, perform restoration work related to the stairwell between the fifth (5th) floor and sixth (6th) floor, and in such event, Sublandlord will provide notice to Subtenant and use reasonable efforts to minimize any disruption to Subtenant’s business operations; Subtenant will reasonably cooperate with Sublandlord’s stairway work. Additionally, Sublandlord and Subtenant will mutually cooperate during the performance of any such work to limit access from the sixth (6th) floor to the fifth (5th) floor, including cooperating to establish access procedures to be followed by Sublandlord’s vendors who need access to the fifth (5th) floor in order to perform such work. Access from the sixth (6th) floor to the fifth (5th) floor shall be limited to only that which is necessary to conduct the stairway work and such access shall be completely prohibited upon completion of the stairway work, and all work and procedures that may reasonably be required to effectuate such limitation on access shall be at Sublandlord’s sole cost and expense. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty

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concerning the Subleased Premises or the Building, except as expressly set forth in this Sublease. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Subleased Premises and the common areas of the Building. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Subleased Premises except as permitted by the provisions of this Sublease and the Master Lease and that upon termination of this Sublease, Subtenant shall deliver the Subleased Premises to Sublandlord in the same condition as the Subleased Premises were at the commencement of the Term, reasonable wear and tear, casualty and condemnation excepted; Subtenant acknowledges that Subtenant shall, at either Sublandlord’s election (to be made, if at all, concurrently with Sublandlord’s approval of any applicable Subtenant Improvements (defined below) or Landlord’s election), remove from the Subleased Premises some or all of the Subtenant Improvements constructed therein by Subtenant. Additionally, at Subtenant’s cost, Subtenant will remove all telecommunications and data cabling installed by or for the benefit of Subtenant. Sublandlord acknowledges that Subtenant intends to construct or install eight (8) modular, demountable private offices in the Subleased Premises (the “Modular Offices”); Sublandlord’s consent to the installation of Modular Offices will not be unreasonably withheld.

(b) Subtenant’s Improvements.

(i) Generally. If Subtenant desires to construct improvements within the Subleased Premises (“Subtenant Improvements”), all Subtenant Improvements will be carried out in accordance with the applicable provisions of the Master Lease and Landlord’s then-current construction guidelines. Sublandlord will have the right to reasonably approve the plans, specifications and contractor submittals for any proposed Subtenant Improvements, as well as any architects/designers and contractors whom Subtenant proposes to retain to perform such work. Subtenant will submit all such information for Sublandlord’s review and written approval prior to commencement of any such work; Sublandlord will similarly submit such information to Landlord for review and approval. Subtenant will bear all costs imposed by Landlord under the Master Lease, as well as all reasonable costs incurred by Sublandlord, in connection with any Subtenant Improvements. Promptly following the completion of any Subtenant Improvements or subsequent alterations or additions by or on behalf of Subtenant, Subtenant will deliver to Sublandlord two (2) sets of reproducible “as built” drawings of such work, together with a CAD file of the “as-built” drawings meeting Sublandlord’s (CAD Format Requirements (defined below). Subtenant acknowledges that it is not authorized to make or perform any alterations or improvements in or to the Subleased Premises except as permitted by the provisions of this Sublease and the Master Lease and that upon termination of this Sublease, Subtenant may be obligated to remove from the Subleased Premises any Alterations. Subtenant expressly acknowledges that, in addition to Landlord’s rights under the Master Lease, Sublandlord will have the right to require that Subtenant remove any Subtenant Improvement constructed by or on behalf of Subtenant on or before the date of expiration or sooner termination of this Sublease; for the purposes of this sentence, the provisions of Section 10.4 of the Original Master Lease restricting removal obligations to “Specialty Alterations” (as defined in the Original Master Lease) constructed therein by Subtenant will not be deemed to limit Sublandlord’s right to require removal of any Subtenant Improvements, in being acknowledged that Subtenant will be required to remove any Subtenant Improvements (and restore the applicable area(s) to its (their) condition existing prior to the installation of such Subtenant

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Improvements) if so elected (a) by Landlord pursuant to the terms of the Master Lease or (b) by Sublandlord. Notwithstanding the foregoing, (x) Sublandlord agrees that if Subtenant expressly requests Sublandlord’s determination as to whether any Subtenant Improvement(s) will be required to be removed at the expiration or sooner termination of this Sublease (specifically referencing this Section 14(b)(i)), at Subtenant’s written request for the consent to such Subtenant Improvement(s), Sublandlord will make its determination concurrently with Sublandlord’s approval of such Subtenant Improvement(s) (assuming that such Subtenant Improvement(s) is approved by Sublandlord) and (y) in no event will Subtenant be obligated to remove any improvements existing in the Subleased Premises as of the date that Sublandlord delivers the Subleased Premises to Subtenant. As used herein, “Sublandlord’s CAD Format Requirements” shall mean, as of the Effective Date (but subject to subsequent adjustment) (a) the version is no later than current Autodesk version of AutoCAD plus the most recent release version, (b) files must be unlocked and fully accessible (no “cad-lock”, read-only, password protected or “signature” files), (c) files must be in “dwg” format, and (d) if the data was electronically in a non-Autodesk product, then files must be converted into “dwg” files when given to Sublandlord.

(ii) Code-Required Work. If the performance of any Subtenant Improvements or other work by Subtenant within the Subleased Premises “triggers” a requirement for code-related upgrades to or improvements of any portion of the Building, Subtenant shall be responsible for the cost of such code-required upgrade or improvements.

15. Holding Over. If Subtenant fails to surrender the Subleased Premises at the expiration or earlier termination of this Sublease, occupancy of the Subleased Premises after the termination or expiration shall be that of a tenancy at sufferance. Subtenant’s occupancy of the Subleased Premises during the holdover shall be subject to all the terms and provisions of this Sublease and Subtenant shall pay an amount equal to 150% of the sum of the Base Rent due for the period immediately preceding the holdover. No holdover by Subtenant or payment by Subtenant after the expiration or early termination of this Sublease shall be construed to extend the Term or prevent Sublandlord from immediate recovery of possession of the Subleased Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Sublandlord is unable to deliver possession of the Subleased Premises to a new subtenant or to Landlord, as the case may be, or to perform improvements for a new subtenant, as a result of Subtenant’s holdover, Subtenant shall be liable to Sublandlord for all damages, including, without limitation, consequential damages, that Sublandlord suffers from the holdover; Subtenant expressly acknowledges that such damages may include all of the holdover rent charged by Landlord under the Master Lease as a result of Subtenant’s holdover, which Master Lease holdover rent may apply to the entire Master Lease Premises.

16. Parking. During the Term, Subtenant shall have the right, but not the obligation, to initially use up to sixteen (16) of the parking spaces allocated to Sublandlord pursuant to the Master Lease and Subtenant will be responsible for the current monthly rate charged by Landlord or Landlord’s parking garage operator (without any mark-up by Sublandlord) for such spaces that Subtenant elects to lease, as additional Rent. If and to the extent that Subtenant does not initially use any of said sixteen (16) spaces, but subsequently desires to use some or all of those spaces which Subtenant did not initially use, Sublandlord will use reasonable efforts, at Subtenant’s sole cost, to assist Subtenant in obtaining the rights to such spaces, but Sublandlord

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does not guaranty that such spaces will be available, and Sublandlord will have no liability for any lack of availability of such spaces, Subtenant expressly acknowledges that Subtenant will be required to pay Landlord or Landlord’s parking garage operator for any such spaces which Subtenant initially elects to use prior to the commencement of Subtenant’s obligation to pay Base Rent hereunder.

17. Notices: Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States certified or registered mail, return receipt requested, addressed: (i) if to Sublandlord, at the following addresses:

Twitter, Inc.
1355 Market Street, Suite 900
San Francisco, California 94103
Attn: Legal Department

with a copy to:
Twitter, Inc.
1355 Market Street, Suite 900
San Francisco, California 94103
Attn: Head of Real Estate Workplace

and with a copy to:
Shartsis Friese LLP
One Maritime Plaza, 18th Floor
San Francisco, California 94111
Attn: Jonathan M. Kennedy and
Kathleen K. Bryski

and (ii) if to Subtenant, at the following addresses:

Prior to the Commencement Date:	161 First Street, Suite 3A
Cambridge, MA 02142
Attn: General Counsel

From and after the Commencement Date:	141 Portland Street, 5th Fl.
Cambridge, MA 02139
Attn: General Counsel

or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective, if delivered personally, upon hand delivery thereof (unless such delivery takes place after hours or on a holiday or weekend, in which event the notice shall be deemed given on the next succeeding business day), if sent via overnight courier, on the business day next succeeding delivery to the courier, and if mailed by United States certified or registered mail, three (3) business days following such mailing in accordance with this Section.

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18. Furniture. During the Term, at no charge to Subtenant, Subtenant shall be permitted to use the existing furniture located in the Subleased Premises and described in more particular detail in Exhibit C attached hereto, as well as all equipment and data cabling associated therewith (the “Furniture”). Subtenant shall accept the Furniture in its current condition without any warranty of fitness from Sublandlord (Subtenant expressly acknowledges that no warranty is made by Sublandlord with respect to the condition of any cabling currently located in or serving the Subleased Premises). For purposes of documenting the current condition of the Furniture, Subtenant and Sublandlord shall, prior to the Commencement Date, conduct a joint walk-through of the Subleased Premises in order to inventory items of damage or disrepair. Subtenant shall use the Furniture only for the purposes for which such Furniture is intended and shall be responsible for the proper maintenance, insurance, care and repair of the Furniture, at Subtenant’s sole cost and expense, using maintenance contractors specified by Sublandlord. Subtenant shall not modify, reconfigure or relocate any of the Furniture except with the advance written permission of Sublandlord, and any work of modifying any Furniture (including, without limitation, changing the configuration of, “breaking down” or reassembly of cubicles or other modular furniture) shall be performed at Subtenant’s sole cost using Sublandlord’s specified vendors or an alternate vendor approved in writing by Sublandlord (such approval to be granted or withheld on Sublandlord’s good faith discretion, based upon Sublandlord’s assessment of factors which include, without limitation, whether the performance by such vendor will void applicable warranties for such Furniture and whether such vendor is sufficiently experienced in the design of such Furniture). No item of Furniture shall be removed from the Subleased Premises without Sublandlord’s prior written consent. Prior to or promptly following the expiration or earlier termination of the Sublease, Sublandlord and Subtenant shall conduct a joint walk-through of the Subleased Premises to catalog any items of damage, disrepair, misuse or loss among the Furniture (reasonable wear and tear excepted), and Subtenant shall be responsible, at Subtenant’s sole cost and expense, for curing any such items (including, with respect to loss, replacing any lost item with a substantially similar new item reasonably acceptable to Sublandlord).

19. Signage. Subtenant shall be entitled to Building-standard lobby directory signage (to be initially installed at Sublandlord’s sole cost and expense, provided that any changes requested by Subtenant shall be at Subtenant’s sole cost and expense consistent with Landlord’s signage program). Any Subtenant installed signage will be removed at the end of the Term at Subtenant’s sole cost.

20. Brokers. Subtenant represents that it has dealt directly with and only with Newmark Knight Frank (“Subtenant’s Broker”), as a broker in connection with this Sublease. Sublandlord represents that it has dealt directly with and only with CRESA (“Sublandlord’s Broker”), as a broker in connection with this Sublease. Sublandlord and Subtenant shall indemnify and hold each other harmless from all claims of any brokers other than Subtenant’s Broker and Sublandlord’s Broker claiming to have represented Sublandlord or Subtenant in connection with this Sublease. Subtenant and Sublandlord agree that Subtenant’s Broker and Sublandlord’s Broker shall be paid commissions by Sublandlord in connection with this Sublease pursuant to a separate agreement.

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21. Complete Agreement. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.

22. Confidentiality. Sublandlord and Subtenant acknowledge that the content of this Sublease and any related documents (including, without limitation, the terms and conditions of the Master Lease) are confidential information. Sublandlord and Subtenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than their respective financial, legal and space planning consultants, or their respective directors, officers, employees, attorneys, or accountants, to potential sub-subtenants (in the case of Subtenant), to Landlord and Landlord’s lenders (in the case of Sublandlord) and to potential assignees of the Master Lease or this Sublease, or to the extent that disclosure is mandated by applicable laws. Notwithstanding the foregoing, the restriction on disclosure described in this Section 21 will not apply with respect to (i) information which is or becomes generally available to the public other than as a result of a disclosure by a party hereto, or (ii) the inclusion by either party of a reference to this Sublease and/or information regarding the rent payable hereunder in such party’s financial statement(s) which are compiled in a normal course of such party’s business (and the subsequent submission of such financial statements to governmental authorities as required by applicable law and/or potential investors).

23. Interpretation. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

24. USA Patriot Act Disclosures. Subtenant is currently in compliance with and shall at all times during the Term remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

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25. Counterparts. This Sublease may be executed in multiple counterparts, each of which is deemed an original but which together constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all of the parties hereto. This Sublease may be executed in so-called “pdf” format and each party has the right to rely upon a pdf counterpart of this Sublease signed by the other party to the same extent as if such party had received an original counterpart.

26. Landlord Consent, Notwithstanding anything to the contrary contained in this Sublease, this Sublease is subject to and contingent upon Landlord’s written consent to this Sublease in accordance with the Master Lease (the “Consent”), which Sublandlord shall attempt to obtain with commercially reasonable diligence, at its sole cost and expense, by no later than January 22, 2018. Sublandlord acknowledges that Subtenant may decline to execute any proposed Consent, and at Subtenant’s option, the Consent shall be deemed not to have been delivered, in which Landlord does not (1) conceptually consent (subject to final review and approval of the specific plans therefor) to the installation by Subtenant of (x) Subtenant’s proposed security system as described in Section 5(d) above and (y) the Modular Offices in accordance with Section 14(b)(i) (2) approve of the Term of this Sublease as it may be extended in accordance with Section 2(a) above and (3) inform Subtenant if the Modular Offices will need to be removed at the end of the Term of this Sublease. If a fully executed Consent is not delivered by Landlord, or is deemed not to have been delivered in accordance with this Section 26 above (a “Deemed Consent Failure”), by January 31, 2018, then either party hereto will have the right to terminate this Sublease by providing written notice to the other any time prior to the delivery by Landlord to Sublandlord and Subtenant of a fully executed Consent (provided, however, that Sublandlord’s ability to terminate this Sublease pursuant to the provisions of this sentence shall be conditioned upon Sublandlord having used diligent good faith efforts to obtain the Consent from Landlord) and, upon such termination, this Sublease shall automatically become null and void and of no further force and effect and Sublandlord and Subtenant shall have no further obligations or liabilities hereunder. Notwithstanding anything to the contrary contained herein, Sublandlord shall not have the right to terminate this Sublease in accordance with this Section 26 in the event of a Deemed Consent Failure.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the Effective Date.

SUBLANDLORD:	TWITTER, INC.,
a Delaware corporation

By:	/s/ Ned Segal
Print Name:	Ned Segal
Title:	CFO

SUBTENANT:	SOLID BIOSCIENCES, LLC,
a Delaware limited liability company

By:	/s/ Ilan Ganot
Print Name:	Ilan Ganot
Title:	CEO

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EXHIBIT A

Subleased Premises

This plan represents a depiction of the location of the subject space but not a representation of the size or location of specific improvements or features of such space (such as, by way of example, furniture doors and interior walls).

1

EXHIBIT B

Commencement Date Agreement

Date

Subtenant	Solid Biosciences, LLC
Address

Re:	Commencement Date Letter Agreement with respect to that certain Sublease dated as of , 2018, by and between TWITTER, INC., a Delaware corporation, as Sublandlord, and SOLID BIOSCIENCES, LLC, a Delaware limited liability company, as Subtenant, for 15,877 rentable square feet on the 5th floor of the Building located at 141 Portland Street, Cambridge, Massachusetts.

Dear                          :

In accordance with the terms and conditions of the above referenced Sublease, Subtenant accepts possession of the Subleased Premises and agrees:

1.	The Commencement Date is , 2018;

2.	The Rent Commencement Date is , 2018; and

3.	The Expiration Date is , 20 .

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing this Commencement Letter in the space provided and returning a fully executed counterpart (a scanned signature sent in PDF or similar format to                  @twitter.com will suffice) to my attention.

Sincerely,

Sublandlord Authorized Signatory

Agreed and Accepted:

Subtenant:	SOLID BIOSCIENCES, LLC

By:	[EXHIBIT — DO NOT SIGN]
Name:
Title:
Date:

1

EXHIBIT C

Furniture

1

Furniture	Quantity
OVERALL
Desk Chair	130
Pedestal Filing Cabinet	102
Credenza	13
Grey Upholstered Chair	26
Wood Cube Side Table	2
High Top Table	2
High Top Stool	8
Height Adjustable Desk	22
Metal Stool	2
Mobile White Board (A)	7
Wood Octagon Side Table	4
Coat Rack	3
Micro Kitchen Stool	5
Puzzle Wood Cube	2
Rectangle Wood Side Table	2
Book Shelf	1
Filing Cabinet	1
Ping Pong Table	1
Mobile White Board (B)	1
Conference Room Side Table	2
Round Conference Table (A)	3
Conference Chair	30
Round Conference Table (B)	2
Board Room Table	1
Board Room Chair	12
Wood Credenza	1
Upholstered Sofa	1
Grey Conference Chair	20
Long White table (A)	1
Long White Table (B)	1
Merchandiser Refrigerator	1
Standard Refrigerator	1
Kegerator	1
Dishwasher	1
Water/Ice Machine	1
Microwave	2
Shelving Wall Unit	2
Free Standing Table	1
TV Rack	1
AV Rack	2
Conf Large Credenza	1

ITEMIZED
Conference Room 509
Wood Side Table	1
Conference Room 506
Round Conference Table (A)	1
Conference Chairs	7
Conference Room 505
Round Conference Table (A)	1
Conference Chairs	7
Conference Room 522
Round Conference Table (B)	1
Conference Chairs	5
Conference Room 524
Board Room Table	1
Board Room Chairs	12
Wood Credenza	1
Conference Room 527
Round Conference Table (A)	1
Conference Chairs	7
Conference Room 525
Conference Room 520
Wood Side Table	1
Upholstered Sofa	1
Conference Room 519
Round Conference Table (B)	1
Conference Chairs	4
Conference Room 518
Long White Table (A)	1
Grey Conference Chairs	10
Conference Room 514
Long White Table (B)	1
Grey Conference Chairs	10

Women’s Restroom
Shelving Wall Unit	1
Men’s Restroom
Shelving Wall Unit	1
Micro Kitchen
Merchandiser Refrigerator	1
Standard Refrigerator	1
Kegerator	1
Dishwasher	1
Water/Ice Machine	1
Microwave	2
Micro Kitchen Stool	5
IT Help Desk
IDF/Lab Room

Item Quantity Description Desk Chair 130 Pedestal Filing Cabinet 102 Credenza 15 Grey Upholstered Chair 26

Wood Cube Side Table 2 High Top Table 2 High Top Stool 8 Height adjustable Desk 22 AV Rack 2

Mobile White Board (A) 7 Wood Octagon Side Table 4 Coat Rack 4 Micro Kitchen Stool 5 Puzzle Wood Cube 2 Rectangle Wood Side Table 2

Book Shelf 1 Filing Cabinet 1 Ping Pong Table 1 Mobile White Board (B) 1 Conference Room Side Table 2

Round Conference Table Conference (A) 3 Conference Chair 30 Round Conference Table(B) 2 Board Room Table 1 Board Room Chairs 12

Wood Credenza 1 Upholstered Sofa 1 Grey Conference Chairs 20 Long White Table (A) 1 Long White Table (B) 1 Shelving Wall Unit 2

Merchandiser Refrigerator 1 Standard Refrigerator 1 Kegerator 1 Dishwasher 1 Water/Ice Machine 1

Microwave 2 Free Standing Table 1 TV Stand 1 Conf. Rm Large Credenza 1

Room	Item	Quantity	
Frost	Crestron DM-TX-201-C	1	ewaste
	Crestron USB-EXT	2	ewaste
	MagSafe	1	ewaste
	MagSafe 2	1	ewaste
	Logitech Camera	1	ewaste
	NEC TV	1	ewaste
	Crestron RMC3	1	ewaste
	Crestron CEN-SW-POE-5	1	ewaste
	Crestron DM-RMC-SCALER-C	1	ewaste
	Extron HDMI Switcher	1	ewaste
	ShoreTel 230	1	ewaste
	Jabra Speaker/Microphone	1	ewaste
Emerson	ShoreTel 230	1	ewaste
	Jabra Speaker/Microphone	1	ewaste
	Logitech Camera	1	ewaste
	Crestron RMC3	1	ewaste
	Crestron DM-RMC-SCALER-C	1	ewaste
	Crestron DM-TX-201-C	1	ewaste
	Crestron USB-EXT	2	ewaste
	MagSafe	1	ewaste
	MagSafe 2	1	ewaste
	Presentation Whip	1	ewaste
	Extron HDMI Switcher	1	ewaste
	NEC TV	1	ewaste
Dickinson	Polycom	1	ewaste
	Jabra Speaker/Microphone	1	ewaste
	NEC TV	1	ewaste
	Crestron USB-EXT	2	ewaste
	MagSafe 2 60W	1	ewaste
	MagSafe 2 85W	1	ewaste
	Extron HDMI Switcher	1	ewaste
	Crestron RMC3	1	ewaste
	Crestron DM-TX-201-C	1	ewaste
	Crestron DM-RMC-SCALER-C	1	ewaste
	D-link DES-1005P	1	ewaste
	Presentation Whip	1	ewaste
	Logitech Camera	1	ewaste
[illegible]	[illegible]	[illegible]	[illegible]
	[illegible]	[illegible]	[illegible]
	[illegible]	[illegible]	[illegible]
	[illegible]	[illegible]	[illegible]
	[illegible]	[illegible]	[illegible]

[redacted]			
Gorgosaurus	Crestron HD Scaler	1	ewaste
	Extron XPA 2001	1	ewaste
	Crestron HD Scaler	1	ewaste
	Extron XPA 2001	1	ewaste
	NetGear Gigabit Switch	1	ewaste
	NA Power Center	1	ewaste
Poe	ShoreTel 230	1	ewaste
	Jabra Speaker/Microphone	1	ewaste
	Crestron DM-TX-201-C	1	ewaste
	Crestron USB-EXT	1	ewaste
	Crestron RMC3	1	ewaste
	Crestron CEN-SW-POE-5	1	ewaste
	Crestron DM-RMC-SCALER-C	1	ewaste

MagSafe	1	ewaste
	MagSafe 2	1	ewaste
	Extron HDMI Switcher	1	ewaste
	NEC TV	1	ewaste
	Logitech Camera	1	ewaste
Kerouac	Polycom	1	ewaste
	Jabra Speaker/Microphone	1	ewaste
	Extron HDMI Switcher	1	ewaste
	Crestron RMC3	1	ewaste
	Crestron DM-RMC-SCALER-C	1	ewaste
	Crestron DM-TX-201-C	1	ewaste
	Gefen USB 2.0 LR	1	ewaste
	MagSafe	1	ewaste
	MagSafe 2	1	ewaste
	Presentation Whip	1	ewaste
Archaeopteryx	Polycom	1	ewaste
	Jabra Speaker/Microphone	1	ewaste
	Logitech Camera	1	ewaste
	Speaker Sound Bar	1	ewaste
	Sharp TV	1	ewaste
	Extron HDMI Switcher	1	ewaste
	Crestron RMC3	1	ewaste
	MA Power Center	1	ewaste
	Crestron HD-Scaler	1	ewaste
	Crestron MC3	1	ewaste
	Presentation Whip	1	ewaste
	Crestron USB-EXT	1	ewaste
	Crestron DM-TX-201-C	1	ewaste
	MagSafe	2	ewaste
	MagSafe 2	2	ewaste
	NetGear Gigabit Switch	1	ewaste
Allosaurus	Polycom	1	ewaste
	Jabra Speaker/Microphone	1	ewaste
	Crestron HD-Scaler	1	ewaste
	Extron XPA 2001	1	ewaste
	MA Power Center	1	ewaste
	Logitech Camera	1	ewaste
	Sharp TV	1	ewaste
	Extron HDMI Switcher	1	ewaste
	Crestron DM-RMC-SCALER-C	1	ewaste
	Crestron RMC3	1	ewaste
	Crestron USB-EXT	2	ewaste
	MagSafe	2	ewaste

MagSafe 2	2	ewaste
	Crestron DM-TX-201-C	1	ewaste
	Presentation Whip	1	ewaste
	Extron DTP HDMI 230 Rx	1	ewaste
	Netgear Gigabit Switch	1	ewaste
[illegible]	[illegible] TV	1	ewaste
Miscellaneous	Samsung 27" Monitor	18	ewaste
	Samsung 24" S240460	87	ewaste
	Other Monitors (Dell, Samsung, and Asus)	22	ewaste
	Sharp TV (NanoNations TV)	1	ewaste
	HP Designjet Z2100 Photo	1	ewaste
[illegible]	[illegible]	[illegible]	[illegible]

EXHIBIT D

Master Lease

[This is the complete version of the master lease as provided to the Registrant.]

1

LEASE AGREEMENT

by and between

KENDALL SQUARE ENTITY, INC.

as Landlord

and

TWITTER, INC.

as Tenant

With respect to the property known as

141 Portland Street, Cambridge, Massachusetts

Dated as of

September 10, 2013

-i-

	29.3 WAIVERS	26
	29.4 WAIVER OF TRIAL BY JURY	26
	29.5 LIMITATION OF LANDLORD’S LIABILITIES	26
	29.6 TIME OF THE ESSENCE	26
	29.7 SEVERABILITY	26
	29.8 HEADINGS AND TERMS	26
	29.9 LEASE NOT BINDING UNTIL EXECUTED AND DELIVERED	27
	29.10 COUNTERPARTS	27
	29.11 AMENDMENT AND MODIFICATION	27
	29.12 GOVERNING LAW	27
30.	PARKING	27
31.	CONTINGENCY	27
32.	EXHIBITS AND ADDENDA	28
	EXHIBIT “A” PREMISES	A-l
	EXHIBIT “B” FIXED RENT	B-l
	EXHIBIT “C” PROVISIONS REGARDING ADDITIONAL RENT	C-l
	EXHIBIT “D” BUILDING RULES AND REGULATIONS	D-l
	EXHIBIT “E” FORM OF NON-DISTURBANCE, ATTORNMENT AND
	SUBORDINATION AGREEMENT	E-l
	EXHIBIT “F” EXTENSION OPTION	F-l
	EXHIBIT “G” BUILDING UPGRADES	G-l
	EXHIBIT “H” LEASE COMMENCEMENT DATE CERTIFICATE	H-1
	EXHIBIT “I” SATELLITE DISH TERMS AND CONDITIONS	I-1

-ii-

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is made and entered into as of this 10th day of September 2013 (the “Effective Date”) by and between KENDALL SQUARE ENTITY, INC., a Massachusetts corporation (the “Landlord”), and TWITTER, INC., a Delaware corporation (the “Tenant”).

Intending to be legally bound, Landlord and Tenant agree as set forth below.

1. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the term and subject to and with the benefit of the terms, covenants, conditions, agreements and provisions hereof space consisting of: (a) approximately 15,877 rentable square feet on the 5th floor (the “5th Floor Premises”), (b) approximately 15,877 rentable square feet on the 6th floor (the “6th Floor Premises”), and (c) approximately 15,877 rentable square feet on the 7th floor (the “7th Floor Premises”) as outlined on Exhibit “A” attached hereto and made part of hereof (collectively, 5th Floor Premises, 6th Floor Premises and 7th Floor Premises shall be known as the “Premises”), in the building (the “Building”) erected on certain land (the “Land”) located at 141 Portland Street, Massachusetts, together with rights of ingress and egress thereto, and with the right in common with others to use, to the extent applicable, the elevators and common passageways, stairways and vestibules, and to pass over and park on that portion of land owned by Landlord and designated by Landlord for Tenant’s parking. For purposes of this Lease, the Premises shall be deemed to be approximately 47,631 rentable square feet and the Building shall be deemed to be 135,874 rentable square feet. The parties acknowledge and accept the rentable square feet as set forth in this Lease and shall not have the right to re-measure or recalculate the rentable square feet with respect to the Premises or the Building.

2. LEASE TERM.

2.1 Generally. Subject to the terms and conditions contained herein, including but not limited to Section 31, the lease term (the “Lease Term”) shall commence on the date (the “Lease Commencement Date”) upon which the: (a) 7th Floor Premises is delivered by Landlord to Tenant in its “as-is” condition; and (b) the 5th Floor Premises and 6th Floor Premises is delivered by Landlord to Tenant in “Shell Condition”, defined below (collectively, the “Delivery Condition” and such delivery being referred to as “Delivery”) which is estimated to be October 1, 2013 (the “Target Commencement Date”) and shall expire on the last day of the full sixty-sixth (66th) month after the Lease Commencement Date (defined in Section 3.1 below), unless extended or terminated as provided in this Lease (the “Expiration Date”). Upon the Lease Commencement Date, Landlord and Tenant shall enter into a Lease Commencement Date certificate in the form attached hereto as Exhibit “H” in order to confirm the Lease Term and schedule with respect to fixed rent. For purposes herein, “Shell Condition” shall mean that all existing floor covering, partitions and ceiling has been removed from the Premises.

3. FIXED RENT.

3.1 Fixed Rent. Except as otherwise set forth herein, Tenant shall pay fixed rent (the “Fixed Rent”) beginning on the Lease Commencement Date in monthly installments in accordance with the schedule set forth on Exhibit “B” attached hereto and made a part hereof, without prior notice or demand, and without any setoff or deduction whatsoever (except as expressly set forth herein), in advance, on the first day of each month at such place as Landlord may direct in writing. If the Lease Term shall commence or expire on other than the first or last day, as applicable, of a calendar month, such monthly installment of Fixed Rent and any applicable Additional Rent, as set forth below, shall be prorated for each calendar day of such partial month.

3.2 Late Payment. If any portion of Fixed Rent, Additional Rent or any other sum payable to Landlord hereunder shall be due and unpaid for more than five (5) days after its due date, it shall bear interest at a rate equal to ten percent (10%) (the “Default Rate”) from the due date until the date of payment thereof by Tenant. In addition Tenant shall pay a late charge equal to five percent (5%) of the late payment; provided, however, that Tenant shall be entitled to written notice of non-payment and a five (5) day grace period prior to the imposition of such late charge on the first (1st) occasion in any calendar year in which any installment of Rent is not timely paid. If any payment tendered by Tenant shall fail collection on presentment, Tenant shall reimburse Landlord for all charges imposed by Landlord’s bank on account thereof and pay to Landlord a bad check fee equal to the lesser of (a) $100.00 or (b) the maximum charge permitted by law. In no event shall Landlord be deemed to contract for or receive charges by way of interest or otherwise in excess of those permitted by law and any sum paid in excess of that permitted shall be refunded or credited to Tenant.

3.3 Demolition Credit. In consideration of Tenant accepting possession of the 7th Floor Premises in its “as-is” condition and Landlord not removing the existing floor covering, partitions and ceiling in the 7th Floor Premises, Landlord shall provide Tenant with a credit toward Fixed Rent, to be applied after the determination of the amount of the credit, as follows: once Landlord has completed the demolition of the 5th Floor Premises and the 6th Floor Premises individually, Landlord shall calculate the average costs incurred by Landlord in completing such demolition work, on a “per rentable square foot” basis, and deliver a statement (together with reasonably detailed back up documentation) setting forth costs; Tenant’s credit for the 7th Floor Premises shall be equal to the costs incurred by Landlord in performing such demolition work.

4. ADDITIONAL RENT. In addition to Fixed Rent, and as more fully set forth on Exhibit “C” attached hereto and made a part hereof, Tenant shall pay to Landlord for each month of each calendar year of the Lease Term following the Base Year or Base Tax Year, as applicable, described in Exhibit “C”, without demand (except for such notice as is described in Exhibit “C”), deduction or setoff, as “Additional Rent” (which amounts along with any other amounts or charges which may become due or payable by tenant to landlord may collectively or separately be referred to as “Rent” hereunder): (a) Tenant’s Proportionate Share of Operating Expenses to the extent the Operating Expenses exceed the Operating Expense Stop; and (b) Taxes (on a per rentable square foot basis) to the extent the Taxes exceed the Tax Expense Stop (as such terms are defined in Exhibit “C”).

5. LETTER OF CREDIT.

[*]

[*]

6. USE OF PREMISES. Tenant covenants and agrees to use and occupy the Premises for general office use purposes (which will be deemed to include the use and operation of a “warming” kitchen and occasional receptions and/or gatherings for Tenant’s employees, clients and consultants) as permitted by law and for no other purpose without the prior written consent of Landlord (the “Permitted Use”). Tenant shall not use or permit any use of the Premises which creates any safety or environmental hazard, or which would: (a) be dangerous to the Premises, the Building or other tenants of the Building, or (b) unreasonably disturb other tenants of the Building, or (c) cause any increase in the premium cost for any insurance which Landlord may then have in effect with respect the Building generally. Landlord makes no representation or warranty that the Premises are fit for the Permitted Use. In addition, Tenant shall be responsible, at its sole cost and expense for obtaining any and all applicable permits necessary to construct the Initial Improvements and to legally occupy the Premises for the Permitted Use, including but not limited to the certificate of occupancy if necessary. Except when and where Tenant’s right of access is specifically prevented as a result of (i) an emergency, (ii) a requirement by law, or (iii) a specific provision set forth in this Lease, Tenant shall have the right of ingress and egress to the Premises, the building, and the parking areas twenty-four (24) hours per day, seven (7) days per week.

7. CONDITION OF PREMISES.

7.1 Taking possession of the Premises by Tenant shall be deemed to establish a rebuttable presumption that the Premises are in good and satisfactory condition as of the Lease Commencement Date, subject to Landlord’s express representations and maintenance/repair obligations set forth herein. Tenant acknowledges that except as set forth herein to the contrary, no representations as to the condition of the Premises have been made by Landlord. Except for the Delivery Condition as described in Section 2.1, Tenant acknowledges and agrees that Landlord shall deliver and Tenant shall accept the Premises in Delivery Condition and Landlord shall not be responsible for performing any other work in the Premises in order to prepare the Premises for Tenant’s occupancy (other than such work as may be necessary to bring the Building Systems into good working order and repair).

7.2 Landlord represents that:

(a) As of the Lease Commencement Date, to the best of its actual knowledge, without due inquiry, Landlord has not received any notice that the Building and Premises are in violation of any applicable laws, including without limitation, the Americans with Disabilities Act; and

(b) As of the Lease Commencement Date, it shall deliver in good working order and condition all base Building finishes, systems, and structures (including, but not limited to, all Building Systems). Tenant will have thirty (30) days after Landlord’s delivery of the Premises in which to notify Landlord and to the extent that any components of the Building Systems are not in good working order and repair, in such event, Landlord will promptly repair or replace the items of the Building Systems as necessary so that the same are in good working order.

8. HAZARDOUS MATERIALS.

8.1 Limitations on Use. Tenant shall not transport, use, store, maintain, handle, generate, manufacture, dispose, discharge or release any Hazardous Material (as defined below in Section 8.2) upon or about the Premises, or permit Tenant Responsible Parties (as defined below in Section 8.2) to engage in such activities upon or about the Property in violation of applicable laws and regulations. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within the Premises of Hazardous Materials customarily used in the business or activity expressly permitted to be undertaken in the Premises under this Lease; provided: (a) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant’s business therein, strictly in accordance with all applicable laws, prevailing standards and the manufacturers’ instructions therefor, (b) such substances shall not be disposed of, discharged or released in or about the Premises (except as may be permitted by applicable law), and shall be transported to and from the Premises in compliance with all applicable laws, (c) if any applicable law or Landlord’s trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant’s expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), (d) any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Lease, and (e) for purposes of removal and disposal of any such substances for which applicable law requires such a classification, Tenant shall be named as the owner and generator, obtain a waste generator identification number, and execute all applications, permits, manifests, waste characterization documents and any other required forms. As of the Commencement Date, without due inquiry, Landlord hereby represents to Tenant that Landlord has not received any notice that the Building is in violation of any federal, state and local laws, ordinances, regulations, orders and directives pertaining to Hazardous Materials, Landlord will indemnify, defend, protect and hold harmless and defend Tenant from and against any and all loss, cost, damage, or liability arising out of the presence on or about the Building of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from the Building attributable to Landlord or Landlord’s employees, contractors, representatives or agents.

8.2 Notices Regarding Hazardous Materials. Tenant shall immediately notify Landlord in writing of: (a) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property, to the extent caused by Tenant or its operation in the Premises, (b) any demands or claims made or threatened by any party relating to any loss or injury resulting from any Hazardous Material placed or introduced into the Premises by Tenant, (c) any discharge, release or non-routine, improper or unlawful disposal or transportation by Tenant of any Hazardous Material on or from the Premises or in violation of this Section 8, and (d) any matters where Tenant is required by law to give a notice to any governmental or regulatory authority respecting any Hazardous Material on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list, certified to be true and complete, identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet (the “MSDS”) issued by the manufacturer or supplier therefore, and such other information as Landlord may reasonably require or as may be required by law. The term “Hazardous Material” for purposes hereof shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community “right-to-know” requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

8.3 Remediation. If any Hazardous Material is released, discharged or disposed of by Tenant or Tenant Responsible Parties, on or about the Property in violation of Section 8, Tenant shall immediately, properly and in compliance with all applicable laws clean up and remove the Hazardous Material from the Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant’s expense (without limiting Landlord’s other remedies therefore). Such clean up and removal work shall be subject to Landlord’s prior written approval (except in emergencies), which shall not be unreasonably withheld, delayed or conditioned, and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any court or governmental body having jurisdiction or reasonably required by Landlord. If Landlord or any lender or governmental body arranges for any tests or studies showing that Section 8 has been violated by Tenant, Tenant shall pay for the actual costs of such tests, Nothing in Section 8 shall be construed as preventing Tenant from obtaining additional testing at its own expense. During the Lease Term, Landlord shall have the option, at Landlord’s sole cost (except as set forth above) to retain a consultant who will conduct an investigation to verify that no portion of the Building (including the Premises, to the extent Landlord has reasonable cause to believe that there is such a use) is being used for any activities involving, directly or indirectly, the unlawful use, storage, maintenance, handling, generation, manufacture, disposal, discharge or release of any Hazardous Material. Subject to terms and conditions of this Lease regarding Landlord’s access, Tenant hereby grants to Landlord, its agents, employees, consultants and contractors the right to enter upon the Premises and to perform such tests on the Premises as are reasonably necessary to conduct any such investigation, To the extent Tenant discovers any Hazardous Materials at the Premises, which was not introduced to or released in the Premises by Tenant by any action or inaction, or its agents, employees or contractors, and the presence of which violates any applicable laws, regulations or other requirements now or hereafter in effect, then Landlord shall, at its sole cost, comply with all such laws, regulations or other requirements with respect to the remediation of the same.

8.4 Tenant’s Indemnity. Tenant covenants and agrees to exonerate, indemnify, defend, protect and save Landlord and Landlord Parties (as defined herein) harmless from and against all claims, demands, expenses, losses, suits and damages in connection with the presence or use of any Hazardous Materials on the Property caused by Tenant or its agents. The obligations of Tenant hereunder shall survive expiration or earlier termination of this Lease.

9. INDEMNIFICATION.

9.1 By Tenant. Except for the gross negligence or willful misconduct of Landlord or any Landlord Party, and subject to the terms of Section 16.3 below, Tenant covenants and agrees to exonerate, indemnify, defend, protect and save Landlord, Landlord’s managing agent and Landlord’s mortgagee (if any) (the “Landlord Parties”) harmless from and against any and all claims, demands, expenses, losses, suits and damages’ as may be occasioned by reason of (i) any accident, injury or damage occurring in or about the Premises causing injury to persons or damage to property (including, without limitation, the Premises); and (ii) the failure of Tenant to fully and faithfully perform the obligations and observe the conditions of this Lease.

9.2 By Landlord. Except for the gross negligence or willful misconduct of Tenant or any Tenant Party, and subject to the terms of Section 16.3 below, Landlord hereby covenants and agrees to exonerate, indemnify, defend, protect and save Tenant harmless on account of damage to the person or property of any party occurring outside of the Premises, including any other tenant in the Building, to the extent caused by the negligence or breach of this Lease by the Landlord, Landlord’s agents or any Landlord party.

10. ALTERATIONS, ADDITIONS OR IMPROVEMENTS BY TENANT.

10.1 Alterations by Tenant. Tenant shall not make any alterations, additions, improvements or other changes in or to the Premises (the “Alterations”), other than the installation of typical office decorations, furniture and furnishings which are not affixed to the realty, without Landlord’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria: (1) is not visible from the exterior of the Premises or Building; (2) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting, or costs less than $50,000 for any one project; (3) does not require work to be performed inside the demising walls or above the ceiling of the Premises; and (4) Tenant secures Lien Waivers (as defined below) with respect to such Alterations. If any proposed Alterations will adversely affect the exterior or structural components of the Building, or the Building Systems, Landlord may withhold its consent to such Alterations in Landlord’s sole discretion. Without limitation, it shall not be unreasonable for Landlord to withhold its consent to any Alterations which would impose on Landlord any special maintenance, repair or replacement obligations not within the scope of those expressly provided for herein, unless Tenant agrees, at the time of its request for approval or notice of such Alterations, to pay all costs associated with Landlord’s meeting the additional obligations. Landlord agrees to respond to any request by Tenant for approval of Alterations for which approval is required hereunder within ten (10) business days after delivery of Tenant’s written request; Landlord’s response shall be in writing and, if Landlord withholds its consent to any Alterations, Landlord shall specify in reasonable detail in Landlord’s notice of disapproval, the basis for such disapproval, and the changes to Tenant’s plans which would be required in order to obtain Landlord’s approval. If Landlord fails to notify Tenant of Landlord’s approval or disapproval within such ten (10) business day period, Tenant shall have the right to provide Landlord with a second written request for approval (a “Second Request”) that specifically identifies the applicable plans and contains the following statement in bold and capital letters: “THIS IS A SECOND REQUEST FOR APPROVAL PURSUANT TO THE PROVISIONS OF SECTION 10.1 OF THE LEASE. IF LANDLORD FAILS TO RESPOND “WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN LANDLORD SHALL BE DEEMED TO HAVE APPROVED THE WORK DESCRIBED HEREIN.” If Landlord fails to respond to such Second Request within five (5) business days after receipt by Landlord, the work in question shall be deemed approved by Landlord. If Landlord timely delivers to Tenant notice of Landlord’s disapproval, Tenant may revise Tenant’s plans to incorporate the changes suggested by Landlord in Landlord’s notice of disapproval, and resubmit such plans to Landlord; in such event, the scope of Landlord’s review of such plans shall be limited to Tenant’s correction of the items in which Landlord had previously objected in writing. Landlord’s review and approval (or deemed approval) of such revised plans shall be governed by the provisions set forth above in this Section 10.1). The procedure set out above for approval of Tenant’s plans will also apply to any change, addition or amendment to Tenant’s plans. Subject to Section 10.5 below, prior to the expiration or earlier termination of this Lease, and without additional notice to Tenant by Landlord, Tenant shall remove any such Alterations and repair any damage to the Premises or the Building occasioned by their installation or removal so as to restore the Premises to substantially the same condition as existed prior to the time when any such Alterations were made. All Alterations shall be subject to the provisions of Sections 10.2, 10.3 and 10.4 below.

10.2 Quality and Performance of Work. All construction work required or permitted by this Lease shall be done in a good and workmanlike manner by licensed union contractors approved by Landlord (such approval not to be unreasonably withhold, conditioned or delayed) and in compliance with the Building Rules and Regulations, attached hereto as Exhibit “E”, all insurance requirements of this Lease, and all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and other governmental authorities, including the requirements of the Americans with Disabilities Act (“ADA”) (collectively, “Legal Requirements”).

10.3 Additional Covenants Regarding Alterations.

(a) All Alterations and Initial Tenant Improvements (as defined herein) shall be made (i) at Tenant’s sole cost and expense, (ii) according to plans and specifications approved in writing by Landlord which approval shall not be unreasonably withheld, conditioned or delayed (iii) in compliance with all Legal Requirements, (iv) by a licensed union contractor, and (v) in a good and workmanlike manner. Tenant shall provide Landlord with as-built plans for any Alterations for which plans are used, regardless of whether the Alterations require Landlord’s consent hereunder.

(b) Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant. Without limitation, Tenant shall be responsible for, and shall pay when due, all costs associated with the preparation of plans and the performance of Alterations and the same shall be performed in a lien-free, good and workmanlike manner, and in compliance with all Legal Requirements. In the event that Tenant shall fail to pay the costs associated with Alterations on a timely basis, and as a result of such failure, a statutory and/or common law lien is asserted against the Premises or the Building, and Tenant shall fail, within fifteen (15) days after notice of such assertion, to cause (by payment, posting of a proper bond, or otherwise) such lien to be released of record, Landlord shall have the right (but not the obligation), at Tenant’s expense, to cause such lien to be bonded over or released of record.

(c) Tenant shall ensure that all contractors and subcontractors performing Alterations are insured in amounts required by law. If Landlord requests, certificates of such insurance shall be delivered to Landlord. Tenant’s obligation to exonerate, indemnify, defend, protect and save Landlord Parties harmless, as set forth in Section 8, shall include without limitation all activities and work done by and on behalf of Tenant pursuant to this Section 9 and shall commence on the date of execution hereof.

(d) Tenant agrees that Landlord shall have the right to examine and inspect any Alterations; provided, however, that no such examination or inspection shall constitute an approval or warranty or give rise to any liability of Landlord with respect to any thereof. In the performance of Alterations in accordance with this Lease, Tenant shall cause its contractors to use reasonable and diligent efforts not to interfere with ongoing operations on the rest of the Building, to keep all construction areas clean and free of trash and debris, and otherwise to comply with any other reasonable rules and regulations established by Landlord with regard to construction activities.

(e) Tenant shall provide copies of any warranties for Alterations and the materials and equipment which are incorporated into the Premises and the Building in connection therewith, and either assign to Landlord, or enforce on Landlord’s behalf, all such warranties to the extent repairs and/or maintenance on warranted items would be covered by such warranties and are otherwise Landlord’s responsibility under this Lease.

(f) Landlord shall not have the right to charge any construction administration or supervision fee in connection with Tenant’s performance of Alterations; provided that Tenant will reimburse Landlord for any third party costs actually incurred by Landlord in the review of Tenant’s plans.

10.4 Removal of Specialty Alterations. Landlord shall notify Tenant in writing at the time of Landlord’s approval of any Alterations whether any such Alterations constitute Specialty Alterations (defined below), and, in such event, if such Specialty Alterations will be required to be removed by Tenant at the end of the Lease Term (Landlord will not have the right to require that any Initial Alterations (defined in Section 10.5 below) be removed by Tenant); if Landlord fails to provide such notice at the time of Landlord’s approval, Landlord shall be deemed to have waived the right to require the removal of the Specialty Alteration in question. As used herein, “Specialty Alterations” shall mean Alterations that (i) perforate, penetrate or require reinforcement of a floor slab (including, without limitation, interior stairwells or high-density filing or racking systems), (ii) consist of the installation of a raised flooring system, (iii) consist of the installation of a vault or other similar device or system intended to secure the Premises or a portion thereof in a manner that exceeds the level of security necessary for ordinary office space, (iv) involve material plumbing connections (such as, for example but not by way of limitation, kitchens, saunas, showers, and executive bathrooms outside of the Building core and/or special fire safety systems), (v) consist of the dedication of any material portion of the Premises to non-office usage (such as classrooms).

10.5 Improvement Allowance. As an inducement to Tenant’s entering into this Lease, Landlord shall provide to Tenant an allowance of [*] per rentable square foot of the Premises (i.e., a maximum of [*] based on 47,631 rentable square feet) (the “Improvement Allowance”) to be used by Tenant solely toward the costs associated with design, permitting and construction of the initial build-out of the Premises (the “Initial Improvements”), including project management, fees and construction consultant. In addition, Landlord shall provide Tenant with an allowance of up to $[*] per rentable square foot of the Premises (i.e. a maximum of $[*] based on 47,631 rentable square feet) to be used by Tenant solely toward the costs of all test fits for the Premises (the “Test Fit Allowance”). Tenant shall have the option to (a) use its own union general contractor, reasonably approved by Landlord, to perform the Initial Improvements pursuant to Section 10.6 below; or (b) designate Landlord to perform the Initial Improvements pursuant to Section 10.7 below.

10.6 Tenant Performance of Initial Improvements. The Initial Improvements shall be; (a) performed by Tenant; (b) subject to the provisions of Sections 10.2, 10.3 and 10.4 above; (c) performed by a union general contractor reasonably approved by Landlord; and (d) based on plans and specifications reasonably approved by Landlord (the “Initial Improvement Plans”), the approval of which will be governed by Paragraph 10.1 above; and (d) the following terms and conditions shall apply:

(i) Landlord shall pay Landlord’s Proportion (as hereinafter defined) of the cost shown on each requisition (as hereinafter defined) submitted by Tenant to Landlord within thirty (30) days of submission thereof until the entirety of the Improvement Allowance has been exhausted. “Landlord’s Proportion” shall be a fraction, the numerator of which is the Improvement Allowance, and the denominator of which is the total cost the Initial Improvements. A “requisition” shall mean written documentation, including, without limitation, (i) invoices from Tenant’s contractors, vendors, service providers and consultants, and such other documentation as Landlord may reasonably request, showing in reasonable detail the cost of the items in question or improvements installed to date in the Premises, accompanied by certifications from Tenant that the amount of the requisition in question is true and correct and does not exceed the cost of the items or improvements covered by such requisition (AIA Form G-702 is deemed acceptable by Landlord as a requisition form); and (ii) evidence that all of the Initial Improvements and other work done by or on behalf of Tenant as of such date which could give rise to any mechanic’s or materialman’s liens and for which payment has been previously requested and paid, has been paid for in full and that any and all liens therefor that, have been or may be filed have been satisfied of record or waived (the “Lien Waivers”) with respect to the prior month’s requisition. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each requisition in order to verify the amount thereof.

(ii) Tenant shall not submit requisitions, nor shall Landlord have any obligation to advance funds on account of the Improvement Allowance, more often than once per month.

(iii) If Tenant fails to pay the amounts paid by Landlord to Tenant in the prior month’s requisition to Tenant’s contractors, vendors, service providers and consultants, Landlord shall thereafter have the right to have the Improvement Allowance paid directly to Tenant’s contractors, vendors, service providers and consultants.

(iv) In no event shall the Improvement Allowance be applied to any fees paid to Tenant.

(v) Landlord shall have no obligation to pay any portion of the Improvement Allowance with respect to any requisition submitted twelve (12) months after the Lease Commencement Date (the “Outside Requisition Date”); provided, however, that if Tenant certifies to Landlord that it is engaged in a good faith dispute with a contractor, vendor, service provider or consultant, such Outside Requisition Date shall be extended while such dispute is ongoing, so long as Tenant is diligently pursuing the resolution of such dispute. Tenant shall not be entitled to receive any portion of the Improvement Allowance except to the extent that it has submitted requisitions, and/or made demand therefor, on or before the Outside Requisition Date. In the event Tenant has not utilized the Improvement Allowance on or before the Outside Requisition Date, Tenant shall be deemed to have forfeited any unused portion of said Improvement Allowance and shall have no rights thereto.

(vi) In addition to all other requirements hereof, Landlord’s obligation to pay the final requisition of the Improvement Allowance shall be subject to simultaneous delivery of all Lien Waivers in connection with the Initial Improvements.

(vii) Tenant acknowledges that any Alterations and the Initial Improvements must be completed using union labor and it shall not take any action which would cause a work stoppage, picketing, labor disruption or dispute (the “Labor Disruption”). Accordingly, Tenant acknowledges that Tenant shall, at its sole cost and expense, take any and all actions reasonably necessary to resolve any Labor Disruption that may arise as a result of Tenant’s violation of the requirement that Tenant use union labor.

(viii) Tenant acknowledges that if any of the Alterations or Initial Improvements must be completed beyond normal construction hours (Monday through Friday between the hours of 7:30am to 3:30pm)(the “Construction Hours”), Tenant shall pay to Landlord for cost of Landlord’s on-site supervisory personnel at the rate of $75.00 per hour within thirty (30) days of invoice from Landlord.

10.7 Permits. Tenant shall deliver to Landlord a copy of the final application for permit and issued permit for the construction of the Initial Improvements prior to commencement of construction. Landlord, at no additional cost to Landlord, will use reasonable efforts to cooperate with Tenant in Tenant’s efforts to procure applicable construction permits.

11. COVENANTS OF LANDLORD.

11.1 Landlord shall be responsible for maintaining the structure, foundation, exterior and roof of the Building in good order and repair throughout the Lease Term and for maintaining the building systems, including but not limited to the HVAC, electrical, mechanical (including elevator) life safety and plumbing systems which serve more than just the Premises as well as associated transformers, duet work, cable, wires, and other equipment, facilities, and systems (the “Building Systems”) and all common areas in first-class order and repair, except that Landlord shall have no responsibility with respect to any obligation hereinabove stated if caused by Tenant’s negligence. Subject to the provisions of Section 4 and Exhibits “C” and “D”, the cost of Landlord’s performance of such maintenance and repair responsibilities will be reimbursed by Building tenants as Operating Expenses to the extent applicable. Landlord is not responsible for maintenance and replacement of any such equipment, fixtures or mechanical installations which are installed by or on behalf of Tenant and exclusively serve the Premises. As of the Effective Date, Landlord hereby represents that the Building Systems and Building roof are in good working order and condition.

11.2 Each of Tenant’s employees will be issued a building pass to gain access to the Building and Premises 24 hours/day, 7 days/week. Tenant shall deposit with Landlord $25.00 for each pass which amount shall be returned to Tenant upon return of the pass in the same condition, reasonable wear and tear excepted.

11.3 Landlord shall provide elevator facilities during regular business hours (8:00 a.m. to 6:00 p.m. Monday through Friday) on business days (Saturdays, Sundays and Holidays are to be excepted) (the “Normal Business Hours”) and at all other times Landlord agrees to provide limited automatic elevator service to the Premises. Notwithstanding the foregoing, Landlord shall not be responsible for any security relating to the elevator or Premises beyond Normal Business Hours and Tenant shall be obligated to provide its own security relating to the elevator and/or Premises beyond Normal Business Hours. In connection therewith, Tenant may install its own security system in the Premises which will not interfere with the operation of Landlord’s security system serving the Building.

11.4 Landlord shall provide heat, ventilation and air-conditioning (“HVAC”) for the Premises, the main lobby, elevators, washrooms and stairs, during Normal Business Hours sufficient to maintain the a comfortable temperature range in the Building. Landlord shall provide heat or air-conditioning at all other hours upon at least twenty-four (24) hours’ advance telephonic request from Tenant to the Building’s management office and at no additional cost. Alternatively, in the event Landlord installs an energy management system at the Building, Tenant will be responsible for paying, within thirty (30) days following delivery of an invoice from Landlord, for the out-of-pocket cost for each hour of HVAC used beyond Normal Business Hours which shall be the cost incurred for increasing or decreasing the temperature, as the case may be, from the temperature at which the Building is maintained under normal circumstances during Normal Business Hours to the temperature requested by Tenant.

11.5 Landlord shall provide hot and cold running water to the Premises to the extent that the same is necessary to operate a kitchenette in the Premises.

11.6 Landlord shall provide cleaning of the Premises, lobby, elevators, public corridors, washrooms and stairs, and removal of the Tenant’s trash, daily, on business days (Monday through Friday) (Saturdays, Sundays, and Holidays excepted), provided the Premises are kept in good order by the Tenant. Said janitorial services will be commensurate with the level of services provided in Comparable Buildings (defined below). Landlord shall not be responsible for the removal of, and Tenant shall, at its own expense, remove Tenant’s trash resulting from receptions, lunches, dinners, cocktail parties, or similar functions, whether or not catered.

11.7 Landlord shall provide hot and cold running water, liquid soap, toilet tissue and paper towels for the washrooms and lavatories serving the Premises.

11.8 Landlord shall provide electricity for normal lighting of the main lobby, elevators, washrooms and stairs and Landlord shall provide electricity for normal lighting to the Premises.

11.9. Landlord shall provide reasonable shoveling of snow and sanding of ice at the entries to the Building, commensurate with similar services provided in Comparable Buildings.

11.10 Landlord shall provide adequate lighting of the parking area including the supplying of all required fixtures and light bulbs, tubes and similar devices.

11.11 Landlord shall provide use of the loading dock and freight elevator Monday through Friday, 7:00AM—3:00PM (excluding holidays), which is located on the Davis Street side of the Building in common with others who may be granted similar rights.

11.12 Landlord is under no responsibility or liability for failure or interruption in such service caused by breakage, accident, strikes, repairs, failure of fuel supply, inability by exercise of reasonable diligence to obtain fuel, electricity, supplies or other services or for any other cause or causes beyond the reasonable control of Landlord, nor in any event for any indirect or consequential damages; and failure or omission on the part of Landlord for the foregoing reasons to furnish such service shall not be construed as an eviction of Tenant, nor work as an abatement of rent, nor render Landlord liable in damages, nor release Tenant from prompt fulfillment of any of the covenants under this Lease, except that, if Landlord does not provide HVAC or electricity to the Premises for five (5) consecutive days (the “Eligibility Period”), there shall be an abatement of Rent on a per diem basis for every consecutive day thereafter until such service is restored.

11.13 “Comparable Buildings” shall mean other similar office buildings in the Kendall Square/East Cambridge submarket of Cambridge, Massachusetts of comparable class, size, age and location not owned by Landlord or its affiliates.

12. COVENANTS OF TENANT.

Tenant, at Tenant’s sole cost and expense, will:

12.1 Keep the Premises in good order and repair, reasonable wear and tear excepted;

12.2 Surrender the Premises at the end of this Lease in the same condition in which Tenant has agreed to keep it during the Lease Term;

12.3 Not place, erect, maintain or display any sign or other marking of any kind whatsoever on the windows, the exterior of the doors or on the exterior walls of the Premises and not place any blinds, curtains, drapes or coverings over the exterior windows or on the window surfaces which are visible from the outside of the Building. The foregoing notwithstanding, Landlord hereby consents to Tenant, at its sole cost and expense, and subject to Landlord’s prior written approval which shall not be unreasonably withheld, installing and maintaining its own custom signage at the entrance to the Premises on each floor on which the Premises is located (not intending to mean the entrance to the Building). In addition, Landlord agrees to provide, at its sole cost and expense, and subject to all applicable regulations, Tenant’s signage in the first floor lobby directory, the style and quality of which shall be consistent with other of such signage within the Building. After the initial installation of the signage in the first floor lobby directory, any changes to such signage made at Tenant’s request shall be at the sole cost of Tenant.

12.4 Be responsible for the maintenance of the Premises (including, but not limited to, any tenant improvements, fixtures, equipment and systems contained therein which exclusively serve the Premises), whether installed by Landlord or by Tenant, and, subject to Section 16.3, for the repair and replacement of any part of the Premises and the Building made necessary by reason of damage thereto caused by Tenant or Tenant’s employees, servants, agents or invitees. In the event Tenant shall fail to perform such maintenance, repairs or replacements within sixty (60) days of the date such work becomes necessary, Landlord may, but shall not be required to, perform such work and charge the amount of the expense therefor, with interest accruing and payable thereon, all in accordance with Section 20 below;

12.5 Comply with all laws, enactments and regulations of any governmental authority relating or applicable to Tenant’s occupancy of the Premises and any covenants, easements and restrictions governing the Land or Building, and indemnify, defend and hold Landlord harmless from all consequences from its failure to do so; provided, however, that the foregoing shall not be interpreted to require Tenant to perform structural or capital work unless required due to Tenant’s specific use of the Premises as opposed to office use in general;

12.6 Promptly notify Landlord of any damage to or defects in the Premises, any notices of violation received by Tenant and of any injuries to persons or property which occur therein or claims relating thereto;

12.7 Subject to Section 7, pay for any alterations, improvements or additions to the Premises and non-standard Building items installed by or for Tenant, and allow no lien to attach to the Building with respect to any of the foregoing;

12.8 Without the prior written consent of Landlord (not to be unreasonably withheld, conditioned or delayed), not place within the Premises or bring into the Building (i) any machinery, equipment or other personalty other than customary office furnishings and small office machinery, or (ii) other personalty having a weight in excess of the design capacity of the Building;

12.9 Not use the Premises for the generation, manufacture, refining, transportation, treatment, storage or disposal of any Hazardous Material or for any purpose which poses a material risk of damage to the environment; in this regard Tenant represents that it does not have a Standard Industrial Classification number as designated in the Standard Industrial Classifications Manual prepared by the Office of Management and Budget in the Executive Office of the President of the United States that is any of 22-39 inclusive, 46-49 inclusive, 51 or 76 and will not engage in any activity which would subject Tenant to the provisions of the Federal Comprehensive Environmental Response, Liability and Clean-Up Act (42 U.S.C. Section 9601 et seq.), the Federal Water Pollution Control (33 U.S.C.A. Section 1151 et seq.), the Clean Water Act of 1977 (33 U.S.C.A. Section 1251 et seq.), or any other federal, state or local environmental law, regulation or ordinance;

12.10 Comply with all commercially reasonable non-monetary rules and regulations which may hereafter be promulgated by Landlord and with all reasonable changes and additions thereto upon notice by Landlord to Tenant (such rules and regulations, together with all changes and additions thereto, are part of this Lease); Landlord shall notify Tenant in writing upon the promulgation of such rules and regulations or changes thereto. Landlord agrees to enforce such rules and regulations against all tenants in the Building in a non-discriminating fashion and to take reasonable action to cause a cessation of any violation of all rules that interfere with Tenant’s use and quiet enjoyment of the Premises. In the event of any conflict between the provisions of this Lease and the provisions of any such rules and regulations, the terms and conditions of this Lease shall control;

12.11 Comply with all reasonable recommendations of Landlord’s or Tenant’s insurance carriers relating to layout, use, storage of materials and maintenance of the Premises.

12.12 Maintain, repair or replace, any supplemental HVAC systems and components located within and exclusively serving the Premises at its sole cost and expense.

12.13 Paying for all separately metered utilities when due directly to the applicable utility provider.

13. ASSIGNMENT AND SUBLETTING.

13.1 General Provisions. Except as expressly set forth herein, Tenant shall not assign, pledge, mortgage or otherwise transfer or encumber this Lease, nor sublet all or any part of the Premises or permit the same to be occupied or used by anyone other than Tenant or its employees without Landlord’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Any consent by Landlord bereunder shall not constitute a waiver of strict future compliance by Tenant of the provisions of this Section 13 or a release of Tenant from the full performance by Tenant of any of the terms, covenants, conditions, agreements or provisions of this Lease. For purposes of this Section 13, any transfer in Control of Tenant (or any subtenant, assignee or occupant) to a person or entity which did not previously have Control, which by operation of law or otherwise, shall be deemed an assignment hereunder, including, without limitation, any merger, consolidation, dissolution (which in a single transaction or series of related transactions). Any assignment or subletting in contravention of the provisions of this Section 13 shall be void. “Control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and polices of an entity, or ownership of any sort, whether such ownership is achieved through the ownership of voting securities or by contract, or otherwise. Landlord shall respond to any request by Tenant for Landlord’s consent to any proposed assignment or sublease within fifteen (15) days following delivery of such request. If Landlord fails to timely deliver to Tenant notice of Landlord’s consent, or the withholding of consent, to a proposed Transfer, Tenant may send a second (2nd) notice to Landlord, which notice must contain the following inscription, in bold faced lettering: “SECOND NOTICE DELIVERED PURSUANT TO ARTICLE 13 OF LEASE — FAILURE TO TIMELY RESPOND WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL OF ASSIGNMENT OR SUBLEASE.” If Landlord fails to deliver notice of Landlord’s consent to, or the withholding of Landlord’s consent, to the proposed assignment or sublease within such five (5) business day period, Landlord shall be deemed to have approved the assignment or sublease in question. Notwithstanding anything to the contrary contained in this Section 13 or elsewhere in this Lease, any assignment or subletting shall be subject to the following further conditions and limitations:

13.2 Proposed Subtenants and Assignees. Landlord will have the right to withhold its consent to a proposed subtenant or assignee who is (a) a prospective tenant (or its designee) who is discussing with Landlord (or Landlord’s agent) regarding its need for space in the Building, or who has so negotiated within the previous four (4) months (provided Landlord then has sufficient available space in the Building to meet the needs of such proposed subtenant or assignee); (b) a current tenant of space in the Building (provided Landlord then has sufficient available space in the Building to meet the needs of such proposed subtenant or assignee); or (c) an Affiliate (as hereinafter defined) of a current tenant of space in the Building (provided Landlord then has sufficient available space in the Building to meet the needs of such proposed subtenant or assignee). For purposes hereof, an “Affiliate” shall mean a corporation or other business entity that directly or indirectly controls, is controlled by, or is under common control with such tenant.

13.3 Advertising. In no event shall Tenant advertise the subletting or assignment of the Premises using signage, online or other public marketing materials (on a per rentable square foot basis) at a lower rate than Landlord is then advertising space (on a per rentable square foot basis) in the Building. Notwithstanding the foregoing, Tenant may engage a broker to solieit subtenants or assignees to pay at a lower rate than Landlord is then advertising space in the Building, and Tenant and any such broker may prepare and submit letters of intent and other written proposals to prospective subtenants or assignees at such lower rates.

13.4 Right to Share Profits.

(a) If Landlord consents to the subletting of all or any part of the Premises, Tenant shall in consideration thereof pay to Landlord, as Additional Rent, fifty percent (50%) of any Net Profits (as hereinafter defined) in connection with the subletting. “Profits” on a subletting shall mean the difference between (i) the amounts paid as rent and additional rent by the subtenant to Tenant in and for each month of the sublease term and (ii) Fixed Rent and Additional Rent due and payable by Tenant to Landlord in and for each month of the sublease term, in each and every month when the former exceeds the latter, provided, however, that if a sublease involves less than the entire Premises, the amounts paid by Tenant to Landlord used in subpart (ii) above shall be prorated each month to reflect the portion of the Premises being sublet. “Net Profits” on a subletting shall mean monthly Profits reduced by an amount equal to the quotient found by taking the total reasonable and customary attorneys’ fees, real estate brokerage commissions, commercially reasonable free rent periods and alteration expenses (if any), paid and incurred by Tenant in connection with the subletting, and dividing by the number of months in the sublease term.

(b) If Landlord consents to the assignment of this Lease, Tenant shall in consideration thereof pay to Landlord fifty percent (50%) of any Net Consideration (as hereinafter defined) in connection with the assignment. “Consideration” for an assignment shall mean any sums paid to Tenant in consideration of the assignment (other than the amount of rent and additional rent assumed by the assignee). “Net Consideration” for an assignment shall mean Consideration reduced by an amount equal to the total reasonable and customary attorneys’ fees, real estate brokerage commissions, and alteration expenses (if any), paid and incurred by Tenant in connection with the assignment.

(c) Following the completion of any sublease or assignment, Landlord shall have the right at any time and from time to time upon reasonable prior notice to Tenant to audit and inspect Tenant’s books, records and accounts related to such sublease or assignment to verify the determination of Additional Rent payable under Section 13.3.

13.5 Legal and Administrative Costs. Upon Tenant’s execution and delivery of Landlord’s Consent document (or, if there is no Consent document, within five (5) Business Days of receipt of Landlord’s invoice), Tenant shall pay Landlord’s reasonable third-party legal and administrative costs and expenses incurred in processing each of Tenant’s subletting and assignment requests, which shall be paid whether or not Landlord consents to such subletting or assignment.

13.6 Right to Recapture. If Tenant shall give Landlord notice of its desire to assign this Lease, or to sublet a full floor or more of the Premises for a period of more than three (3) years (a “Non-Permitted Sublet”) for a term (and in each case, other than pursuant to a Permitted Transfer), Landlord shall be entitled, by written notice delivered to Tenant within fifteen (15) days following Tenant’s delivery of a request for Landlord’s consent to such sublease or assignment, to cancel this Lease with respect to the applicable portion of the Premises and this Lease shall end, with respect to such portion of the Premises, on the date specified in such notice, with the same force and effect as if such date were the date specified herein for the expiration hereof, and the rent (i.e., Fixed Rent and Additional Rent) provided for under this Lease shall be apportioned and adjusted as of the effective date of such cancellation.

13.7 Permitted Transfer. Notwithstanding any other provision of this Article 13 to the contrary, Tenant shall have the right to assign or sublease the Premises without securing consent of Landlord, but upon prior notice to Landlord (unless such notice is precluded by applicable law or confidentiality agreement, in which event such notice shall be provided as soon as permissible) (the “Permitted Transferee Notice”), to: (i) any Affiliate of Tenant; (ii) any entity which succeeds-in-interest to Tenant by way of merger or consolidation; or (iii) any entity which is the successor in interest to Tenant due to the sale of all the stock or substantially all of the assets of Tenant (collectively, a “Permitted Transferee” and any such transaction a “Permitted Transfer”). Notwithstanding the foregoing, the Permitted Transferee must have a net worth equal to or greater than the Tenant’s net worth measured as of the Effective Date and Tenant shall remain primarily liable for its obligations under the Lease and shall produce documentation reasonably requested by Landlord evidencing the Permitted Transfer. Any other assignment or sublease shall be only upon the prior written consent of Landlord which consent shall not be unreasonably withheld, delayed or conditioned and shall be further governed by Section 13.1 – 13.5.

14. EMINENT DOMAIN. If the whole or a material portion of the Premises (or use or occupancy of the Premises) shall be taken or condemned by a governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), or if the owner elects to convey title to the condemnor by a deed in lieu of condemnation, or if all or any portion of the Land or Building are so taken, condemned or conveyed and as a result thereof, in Landlord’s reasonable but sole judgment, the Premises cannot be used for Tenant’s permitted use as set forth herein, then this Lease shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority and Fixed Rent and Additional Rent shall be abated on the date when such title vests in such governmental or quasi-governmental authority. If less than a material portion of the Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking) such that Tenant is still able to conduct its business operations in the Premises, as diminished, without undue interruption or difficulty, Fixed Rent and Tenant’s Proportionate Share shall be equitably adjusted (on the basis of the number of square feet before and after such event) on the date when title vests in such governmental or quasi-governmental authority and this Lease shall otherwise continue in full force and effect. In any case, Tenant shall have no claim against Landlord for any portion of the amount that may be awarded as damages as a result of any governmental or quasi-governmental taking or condemnation (or sale under threat or such taking or condemnation); and all rights of Tenant to damages therefor are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, dislocation damages or for any other award which would not reduce the award payable to Landlord.

15. FIRE OR OTHER CASUALTY.

15.1 In the event of damage to or destruction of the Premises caused by fire or other casualty, or any such damage to or destruction of the Building necessary to provide normal services and access to the Premises in accordance herewith (“Event of Casualty”), Landlord will, within thirty (30) days following written notice thereof from Tenant of an Event of Casualty, deliver to Tenant an estimate of the time necessary to repair the damage in question such that the Premises may be used by and accessible to Tenant and such notice will be based upon the review and opinions of Landlord’s architect and contractor (“Landlord’s Repair Notice”). Landlord shall undertake to make repairs and restorations with reasonable diligence, unless this Lease has been terminated by Landlord or Tenant as hereinafter provided or unless any mortgagee which is entitled to receive casualty insurance proceeds fails to make available to Landlord a sufficient amount of such proceeds to cover the cost of such repairs and restorations. If (i) in Landlord’s reasonable judgment (based on Landlord’s Repair Notice), the damage is of such nature or extent that more than one hundred eighty (180) days would be required (with normal work crews and normal work hours) to repair and restore the Premises or the Building, as the case may be; or (ii) in Landlord’s sole judgment, the damage is of such nature or extent that it is uneconomical to repair and restore the Premises or the Building, as the case may be; or (iii) less than one (1) year remains on the then current Lease Term (and the damages is of such nature to the extent that normal services and access to the Premises are materially disrupted), Landlord shall so advise Tenant within thirty (30) days after the Event of Casualty (“Landlord’s Notice of Casualty”), and either party shall have ten (10) Business Days after receipt of Landlord’s Notice of Casualty to terminate this Lease by written notice to the other. If either party elects to terminate this Lease in the case described in clauses (i), (ii) or (iii) above, then the Lease Term shall expire ten (10) Business Days after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the terms of this Lease. Notwithstanding the foregoing, if Tenant was entitled to but elected not to exercise its right to terminate this Lease and Landlord does not substantially complete the repair and restoration of the Premises within two (2) months after the expiration of the estimated period of time set forth in Landlord’s Repair Notice, which period shall be extended to the extent of any delays caused by Tenant, then Tenant may terminate this Lease by written notice to Landlord within thirty (30) days after the expiration of such period, as the same may be so extended.

15.2 In the Event of Casualty, provided this Lease is not terminated pursuant to the terms of Section 15.1 above and is otherwise in fall force and effect, and sufficient casualty insurance proceeds are available to cover the cost of such repair and restoration, Landlord shall proceed diligently to repair and restore the Premises to substantially the same condition prior to the casualty occurrence. Landlord shall not be obligated to repair or restore any Alterations, the Premises Work, or Tenant’s Personal Property (as defined in Section 16.1).

15.3 Landlord shall not insure; (a) any Alterations to the Premises; (b) any of the Initial Improvements; or (c) any of Tenant’s Personal Property.

15.4 Except as set forth in Section 15.1 above, the validity and effect of this Lease shall not be impaired in any way by the failure of Landlord to complete the repair and restoration of the Premises or the Building within one hundred eighty (180) days after the commencement of work, even if Landlord had in good faith notified Tenant that the repair and restoration would be completed within such period, provided that Landlord proceeds diligently with such repair and restoration. In the case of damage to the Premises which is of a nature or extent that Tenant’s continued occupancy is in the reasonable judgment of Landlord and Tenant substantially impaired, then Fixed Rent and Additional Rent otherwise payable by Tenant hereunder shall be equitably abated or adjusted for the duration of such impairment. Tenant’s abatement period shall continue until Tenant has been given reasonable time, and sufficient access to the Premises, to rebuild the portion of the Premises it is required to rebuild, to install its property, furniture, fixtures, data and telecommunications cabling and equipment and to move in to the Premises over the course of one (1) full weekend not to exceed the earlier of: (a) ninety (90) days; or (b) the date upon which Tenant has rebuilt the Premises, installed its property, furniture, fixtures, data and telecommunications, and has moved into the Premises using good faith efforts.

16. INSURANCE; WAIVER OF SUBROGATION.

16.1 Insurance.

(a) Personal Property. Tenant agrees that those risks (including that of fire or other casualty, theft or other harm, damage or loss) to Tenant’s Personal Property, including the loss of use of the same, which are actually covered by a Special Form policy of property insurance coverage shall be borne solely by Tenant. As used herein, “Personal Property” means all tangible and intangible goods and accounts, inventory, merchandise, furniture, fixtures, equipment (including computer equipment and any data stored thereon) and systems. Tenant shall purchase and maintain insurance in an amount adequate to repair or replace or otherwise cover its Personal Property (and the Personal Property of others held or leased by Tenant or otherwise in the Premises), including any Alterations and the Initial Improvements.

(b) Business Interruption. Tenant shall maintain in full force and effect at all times, and at its own expense, business interruption insurance in amounts adequate to cover all Fixed Rent and Additional Rent due under this Lease.

(c) Commercial General Liability. Tenant shall maintain in full force and effect at all times, and at its own expense, commercial general liability insurance (including contractual, host liquor and personal injury liability insurance) in an amount not less than $1,000,000.00 combined single limit bodily injury and property damage per occurrence and $2,000,000.00 annual aggregate limit per location (or such higher limits as may be reasonably determined by Landlord from time to time, provided that such higher limits are reasonably commensurate with the limits then being required of similar tenants by owners of Comparable Buildings.

(d) Automobile Liability. For any Tenant owned vehicles, Tenant shall maintain in full force and effect at all times, and at its own expense, automobile liability insurance in an amount not less than $1,000,000.00 combined single limit bodily injury and property damage per accident.

(e) Workers’ Compensation and Employers’ Liability. Tenant shall maintain in full force and effect at all times, and at its own expense, the statutory limits of workers’ compensation and employers’ liability insurance in amounts adequate to satisfy the umbrella underlying requirements.

(f) Excess/Umbrella Liability. Tenant shall maintain in full force and effect at all times, and at its own expense, umbrella liability coverage in an amount not less than $2,000,000.00 per occurrence. Umbrella liability coverage is to be in excess of the commercial general liability, automobile liability and employers’ liability requirements outlined in Sections 17.1 (e), (d) and (e) above.

(g) Liquor Liability. Intentionally Deleted.

(h) The liability coverage in the insurance policies required in Sections 16.1 (c) and (d) above shall name Landlord as additional insureds on a primary non-contributing basis. All insurance policies required in Sections 16.1 (a) – (g) above shall be issued by companies authorized to do business in Massachusetts with an A.M. Best’s financial rating of A- or better and a size class rating of VII or larger or otherwise acceptable to Landlord, At or prior to Tenant’s occupancy of any space in the Building, Tenant shall deposit with Landlord evidence of insurance (in ACORD Form) or other proof satisfactory to Landlord for each of the insurance policies Tenant is required to carry in compliance with its obligations under this Lease. Tenant agrees to give at least thirty (30) days prior written notice to Landlord of any cancellation of any required coverage.

16.2 Insurance During Construction. In addition, during the performance of any construction by Tenant on the Premises, in addition to the above coverage required to be maintained by Tenant, Tenant shall cause the general contractor performing the work to carry: (a) commercial general liability insurance in an amount not less than $1,000,000.00 combined single limit bodily injury and property damage per occurrence and $2,000,000.00 annual aggregate limit per location (or such higher limits as may be determined by Landlord from time to time); (b) the statutory limits of workers’ compensation and employers’ liability insurance in amounts adequate to satisfy the umbrella underlying requirements; (c)

umbrella liability coverage in an amount not less than $2,000,000.00 per occurrence (to be in excess of the commercial general liability and employers’ liability requirements outlined in Sections 17.2 (a) and (b) above); and (d) all risk installation floater insurance (on the complete value / full coverage form) to protect Landlord’s interest and that of Tenant, contractors and subcontractors during the course of the construction with a limit of not less than the total replacement cost of the completed improvements under construction. Such contractor insurance policies shall name Landlord Parties as additional insureds on a primary non-contributing basis.

16.3 Waiver of Subrogation. Notwithstanding any other provision of this Lease to the contrary, Landlord and Tenant hereby release each other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or other casualty, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in full force and effect only to the extent permitted by law and only to the extent that the cost of repairing such damage is covered by insurance or would have been covered by insurance proceeds payable under any policy (including the deductible and/or uninsured portion thereof) (x) required to be maintained under this Lease, but not so maintained or (y) any policy actually maintained by a party hereunder. Each policy of such insurance shall, if obtainable from the insurer without additional expense, contain a waiver of subrogation by insurer against Landlord or Tenant, as the case may be. If the inclusion of such a provision would involve an additional expense, either party, at its expense, may require such a provision to be inserted in the other’s policy. In the event a party is unable to obtain such a waiver, it shall immediately notify the other of this inability. In the absence of such notification, each party shall be deemed to have obtained such a waiver of subrogation.

16.4 Landlord’s Insurance. At all times during the Term, Landlord will maintain the following insurance coverage:

(a) Replacement Cost Coverage. Landlord shall maintain in full force and effect at all times, and at its own expense, insurance for and in an amount no less than the full replacement cost of the Building.

(b) Commercial General Liability. Landlord shall maintain in full force and effect at all times, and at its own expense, commercial general liability insurance in an amount not less than $1,000.000.00 combined single limit bodily injury and property damage per occurrence and $10,000.000.00 annual aggregate limit per location.

(c) Additional Insurance. Landlord shall maintain in full force and effect at all times, at its own expense, additional insurance coverage as it deems appropriate.

17. INSPECTION; ACCESS; CHANGES IN BUILDING FACILITIES.

17.1 Landlord, its agents, employees and contractors may enter the Premises at any time in response to an emergency and at other reasonable times upon reasonable advance notice to Tenant (i) to examine, inspect and protect the Premises and the Building; (ii) to make such repairs, replacements and improvements as Landlord may reasonably deem necessary to the Premises and the Building; (iii) during the last twelve (12) months of the Lease Term, or of any extension or renewal thereof, to show it to prospective tenants; (iv) or any at any time upon reasonable notice to show the Premises to prospective purchasers of the Building or Landlords mortgagee(s). Landlord may, at any time, affix to any suitable part of the exterior of the Building in which the Premises is located a notice for letting the Premises or the Building or selling the Building.

17.2 Landlord shall have access to and use of all areas in the Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrances), any roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, as well as access to and through the Premises for the purpose of operation, maintenance, decoration and repair, provided, however, that except in emergencies such access shall not be exercised so as to interfere unreasonably with Tenant’s use of the Premises. Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the demising walls, bearing columns and ceilings of the Premises, provided that the installation work is performed at such times and by such methods as will not materially interfere with Tenant’s use of the Premises, materially reduce the floor area thereof or materially and adversely affect Tenant’s layout, and further provided that Landlord performs all work with due diligence and care so as to not damage Tenant’s Persona] Property or the Premises. Landlord and Tenant shall cooperate with each other in the location of Landlord’s and Tenant’s facilities requiring such access.

17.3 Landlord reserves the right at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, foyers, passages, elevators, if any, and stairways thereof, and garages as it may deem necessary or desirable.

17.4 Tenant shall have the right to require that Landlord be accompanied by a representative of Tenant during any such entry pursuant to this Section 17, provided, however, that Tenant shall grant entry to Landlord in a timely manner and such entry will not hindered by or restricted by lack of availability of a Tenant escort. If any such work takes place after Normal Business Hours and, as a consequence Tenant elects to have a representative monitor the activities of Landlord in the Premises following Normal Business Hours, Landlord will reimburse Tenant, within thirty (30) days following delivery of an invoice therefore, for the reasonable cost incurred by Tenant associated with such representative’s monitoring of Landlord’s activities within the Premises (such cost to include, if applicable, any “overtime” or “after hours” charge payable to such representative and/or applicable third-party fees or costs incurred by Landlord in retaining a third-party representative to perform such monitoring work). Landlord shall use diligent efforts to ensure that the performance of any work of repairs or alterations pursuant to this Section 17 shall not interfere with Tenant’s use of the Premises (or any portion thereof) for Tenant’s business purposes (such efforts to include limiting the performance of any such work which might be disruptive to weekends or the evening and the cleaning of any work area prior to the commencement of the next business day). To the extent that Landlord installs, maintains, uses, repairs or replaces pipes, cables, ductwork, conduits, utility lines, and/or wires through hung ceiling space, exterior perimeter walls and column space, adjacent to and in demising partitions and columns, in or beneath the floor slab or above, below, or through the Premises, then in the course of making any such installation or repair: (w) Landlord shall not interfere unreasonably with or interrupt the business operations of Tenant within the Premises; (x) Landlord shall not reduce Tenant’s usable space, except to a de minimus extent, if the same are not installed behind existing walls or ceilings; (y) Landlord shall box in any of the same installed adjacent to existing walls with construction materials substantially similar to those existing in the affected area(s) of the Premises; and (z) Landlord shall repair all damage caused by the same and restore such area(s) of the Premises to the condition existing immediately prior to such work.

17.5 In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of any repair, maintenance or alteration performed by Landlord and for which Landlord is responsible under the Lease and was not caused by Tenant or which Landlord failed to perform which substantially interferes with Tenant’s use of or ingress to or egress from the Building or Premises (an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for the Eligibility Period, then the Rent payable hereunder shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or any portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises.

18. DEFAULT. Any other provisions of this Lease notwithstanding, it shall be a Tenant event of default (“Event of Default”) under this Lease if; (a) Tenant fails to pay any installment of Fixed Rent, Additional Rent or other sum payable by Tenant hereunder when due and such failure continues for a period of five (5) days after written notice from Landlord (provided, however, that Tenant shall be responsible for reimbursing Landlord for Landlord’s reasonable administrative and legal expenses, if any, incurred by Landlord in connection with providing more than one (1) written notice per twelve (12) month period); or (b) Tenant fails to perform or observe any other covenant, condition or agreement of this lease and such failure continues after written notice given by or on behalf of landlord to tenant for more than thirty (30) days (unless, due to the nature of such failure, it is not reasonably possible to cure such failure within thirty (30) days, in which event Tenant shall only be default hereunder if Tenant fails to commence such cure within such thirty (30) day period and thereafter diligently prosecute such cure to completion); or (c) Tenant uses or occupies the Premises other than as permitted hereunder; or (d) [INTENTIONALLY OMITTED]; or (e) Tenant files a petition commencing a voluntary case, or has filed against it a petition commencing an involuntary case, under the federal bankruptcy code (title 11 of the unites states code), as now or hereafter in effect, or under any similar law, or files or has filed against it a petition or answer in bankruptcy or for reorganization or for an arrangement pursuant to any state bankruptcy or insolvency law or any similar state law, and, in the case of any such involuntary action, such action shall not be dismissed, discharged or denied within sixty (60) days after the filing thereof, or tenant consents to or acquiesces in the filing thereof; or (f) a custodian, receiver, trustee or liquidator of tenant or of all or substantially all of tenant’s personal property or of the premises shall be appointed in any proceedings brought by or against tenant and, in the latter case, such entity shall not be discharged within sixty (60) days after the appointment thereof, or tenant consents to or acquiesces in the appointment thereof; or (g) Tenant shall admit in writing its inability to pay its debts as they become due, or shall make an assignment of tenant’s lease obligations for the benefit of or enter into an agreement with its creditors; or (h) there is committed by Tenant any other act. or omission which is stated in this lease to be an Event of Default

19. LANDLORD’S RIGHTS AND REMEDIES.

19.1 Landlord’s Remedies. In addition to all other rights and remedies of Landlord, if an Event of Default shall occur, Landlord may, at its option, at any time thereafter exercise any one or more of the following remedies:

(a) Termination of Lease. Landlord may terminate this Lease, by written notice to Tenant, without any right by Tenant to reinstate its rights by payment of rent due or other performance of the terms and conditions hereof. Upon such termination Tenant shall immediately surrender possession of the Premises to Landlord, and Landlord shall immediately become entitled to receive from Tenant an amount equal to the difference between the aggregate of all Fixed Rent and Additional Rent reserved under this Lease for the balance of the Lease Term, and the fair rental value of the Premises for that period, determined as of the date of such termination.

(b) Reletting. With or without terminating this Lease, as Landlord may elect, Landlord may re-enter and repossess the Premises, or any part thereof, and lease them to any other person upon such terms as Landlord shall deem reasonable for a term within or beyond the term of this Lease; provided, that any such reletting prior to termination shall be for the account of Tenant, and Tenant shall remain liable for (i) all Fixed Rent, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less (ii) the net proceeds, if any, of any reletting effected for the account of Tenant after deducting from such proceeds all of Landlord’s expenses, including employees’ expenses, attorneys’ fees, real estate brokerage commissions and alteration expenses (if any), incurred as a result of Tenant’s breach of this Lease. Landlord shall have no obligation to relet the Premises (x) if Landlord, or any of its affiliates, have other comparable space available for rent, (y) for a rental less than the fair market rental then prevailing for other comparable space, or (z) under terms and conditions that are unacceptable to Landlord. If the Premises are at the time of default sublet or leased by Tenant to others, Landlord may, as Tenant’s agent, collect rents due from any subtenant or other tenant and apply such rents to the rent and other amounts due hereunder without in any way affecting Tenant’s obligation to Landlord hereunder. Such agency, being given for security, is hereby declared to be irrevocable.

(c) Acceleration of Rent. [INTENTIONALLY OMITTED]

(d) Removal of Contents by Landlord. With respect to any portion of the Premises which is vacant or which is physically occupied by Tenant, Landlord may remove all persons and property therefrom, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. Landlord shall have a lien for the payment of all sums agreed to be paid by Tenant herein upon all Tenant’s Personal Property, which lien is to be in addition to Landlord’s lien now or hereafter provided by law.

(e) Right of Distress and Lien. Landlord shall, to the extent permitted by law, have a right of distress for rent and lien on all of Tenant’s inventory, merchandise, furniture, fixtures and equipment in the Premises as security for Rent and all other charges payable hereunder.

(f) Deferred/Abated Rent/Unamortized Costs. Landlord may declare any then unamortized deferred or abated rent under this Lease (assuming amortization of such abated rent over the entire Lease Term) and any unamortized costs of improvements made by Landlord to the Premises and any unamortized brokerage commissions paid or payable by Landlord in connection with this Lease immediately due and payable.

19.2 Injunction. In the event of breach or threatened breach by Tenant of any provision of this Lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity in addition to other remedies provided for herein.

19.3 Waiver of Redemption. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event this Lease is terminated, or in the event of Landlord obtaining possession of the Premises, or in the event Tenant is evicted or dispossessed for any cause, by reason of violation by Tenant of any of the provisions of this Lease.

19.4 Not Exclusive Right. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity by or by statute.

19.5 Expenses. In the event that Landlord commences suit for the repossession of the Premises, for the recovery of Fixed Rent or Additional Rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant or provision herein contained on the part of Tenant to be kept or performed, and a breach shall be established, Tenant shall pay to Landlord all expenses incurred in connection therewith, including reasonable attorneys’ fees, through all appeals and in any bankruptcy proceedings.

20. LANDLORD’S RIGHT TO CURE TENANT’S DEFAULT. If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of Landlord’s expense to Tenant, with interest accruing and payable thereon at the Default Rate as of the date of the expenditure by Landlord or as of the date of payment thereof by Tenant, whichever is higher, from the date paid or incurred by Landlord to the date of payment hereof by Tenant; provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such payment and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Fixed Rent; but the making of such payment or the taking of such action by Landlord shall not operate to cure such default by Tenant or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

21. TENANT ESTOPPEL CERTIFICATE. Upon request, and within ten (10) business days of notice from Landlord or Landlord’s mortgagee, Tenant shall execute and deliver a written statement certifying that this Lease is in full force and effect subject only to such modifications as may be set out; and that Tenant is in possession of the Premises and is paying rent as provided in this Lease; and that there are no uncured defaults unless they are claimed. Any such statement may be relied upon by any prospective transferee or mortgage of all or any portion of the Building, or any assignee of any such persons; provided, however, that no such certificate shall be deemed to amend or modify the express terms of this Lease. If Tenant fails to deliver such statement in a timely manner, Tenant shall be deemed to have acknowledged that this Lease is in full force and effect, without modification except as may be represented by Landlord, and that there are no uncured defaults in Landlord’s performance. Upon request by Tenant, Landlord will similarly, within ten (10) business days, execute and deliver a written statement to Tenant similar to the statement described above, which may be relied upon by any proposed assignee or subtenant of Tenant, as well as any entity proposing to extend financing to Tenant.

22. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT.

22.1 Subject to the execution of the Subordination, Non-Disturbance, and Attornment Agreement (“SNDA”) in the form attached hereto as Exhibit “F”, this Lease and the estate, interest and rights hereby created are subordinate to any mortgage now or provided Tenant receives a new SNDA, hereafter placed upon the Building or the Land or any estate or interest therein, including, without limitation, any mortgage on any leasehold estate, and to all renewals, modifications, consolidations, replacements and extensions of the same as well as any substitutions therefor. Tenant agrees that in the event any person, firm, corporation or other entity acquires the right to possession of the Building or the Land, including any mortgagee or holder of any estate or interest having priority over this Lease, Tenant shall, if requested by such person, firm, corporation or other entity and provided Tenant has received an SNDA from such entity, attorn to and become the tenant of such person, firm, corporation or other entity, upon the same terms and conditions as are set forth herein for the balance of the Lease Term. Notwithstanding the foregoing, any mortgagee may, at any time, subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery, and in that event, such mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the mortgage.

22.2 Upon request, and within ten (10) business days written notice given by or on behalf of Landlord, any mortgagee, any ground or superior lessor of the Building or the Land, or other successor to the interests of Landlord thereto, Tenant shall execute and deliver, as appropriate, any instruments in recordable form as may be required by such parties, including a SNDA substantially similar to the form attached hereto as Exhibit “F” in order to confirm or effect the subordination or priority of this Lease, as the case may be, and the attornment of Tenant to future landlords in accordance with the terms of Section 23 and such parties’ requirements. Tenant’s failure to execute and deliver the SNDA within ten (10) business days notice shall: (a), if such failure continues for an additional three (3) business days after notice from Landlord, constitute an Event of Default and (b) serve to irrevocably appoint Landlord as Tenant’s attorney-in-fact to execute and deliver such agreement for and on behalf of Tenant.

23. FINANCIAL STATEMENTS. [INTENTIONALLY OMITTED]

24. HOLDING OVER. If Tenant retains possession of the Premises or any part thereof after the termination of this Lease or expiration of the Lease Term or otherwise in the absence of any written agreement between Landlord and Tenant concerning any such continuance of the term, Tenant shall pay Landlord as liquidated damages for such holding over alone, an amount, calculated on a per diem basis for each day of such unlawful retention commencing after the first thirty (30) days of holdover equal to three hundred percent (300%) of the Fixed Rent and Additional Rent and any other sums due under the Lease by Tenant and all other terms and conditions of the Lease shall remain in full force and effect. Without limiting any rights and remedies of Landlord resulting by reason of the wrongful holding over by Tenant, or creating any right in Tenant to continue in possession of the Premises, all Tenant’s obligations with respect to the use, occupancy and maintenance of the Premises shall continue during such period of unlawful retention.

25. SURRENDER OF PREMISES. Tenant shall, at the end of the Lease Term, or any extension thereof, promptly surrender the Premises in good order and condition, and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear. Upon the expiration or earlier termination of this Lease, and prior to Tenant vacating the Premises, Landlord and Tenant shall jointly inspect the Premises and Tenant shall pay to Landlord the amount reasonably estimated by Landlord as necessary to put the Premises in the condition required hereunder. Any work required to be done by Tenant prior to its vacating of the Premises which has not been completed upon such vacating of the Premises, shall be completed by Landlord and billed to Tenant. Any Security Deposit held by Landlord shall be credited against the amount payable by Tenant under this Section. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, Tenant shall remove its Personal Property from the Premises. If Tenant fails to remove its Personal Property, Landlord, at its option may treat such failure as a hold over, and/or may (without liability to Tenant for loss thereof), at Tenant’s sole cost and expense and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity: (a) remove and store such items; and/or (b) upon ten (10) days prior written notice to Tenant, sell such items at private or public sale for such price as Landlord at its discretion may obtain. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord’s attorneys fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

26. REMOVAL OF TELECOM WIRES. Tenant shall be required to remove any and all telecommunications wires, cables and similar installations which were installed by or on behalf of Tenant from the Premises upon expiration or earlier termination of this Lease unless otherwise directed by Landlord. In the event Tenant is require to remove such wiring, Tenant shall leave such wiring in good safe working order and condition, properly bundled, labeled, capped or sealed at each end, and in each telecommunication closet and junction box.

27. BROKERS. Each party represents and warrants to the other that they have not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Lease, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person by reason of such party’s breach of their representation or warranty contained in this Section 27 except for Richards Barry Joyce & Partners, and Intercontinental Management, Corp, representing Landlord exclusively and Jones Lang LaSalle, representing Tenant exclusively. Landlord will pay any commission due to brokers hereunder pursuant to its separate agreement(s).

28. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been given: (a) if delivered by hand, by messenger or by an express delivery service (FedEx, UPS, DHL, etc.), then if and when delivered (or if delivery is refused, when refused) to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby), provided that if such notice is delivered on a weekend or holiday, it should be deemed given on the next-succeeding business day, or (b) if mailed, then on the third Business Day following the date on which such communication is deposited in the United States mails, by first class registered or certified mail, return receipt requested, postage prepaid, and addressed to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby). Refusal to accept delivery shall constitute receipt.

28.1	If to Landlord:	Kendall Square Entity, Inc. c/o Intercontinental Real Estate Corporation 1270 Soldiers Field Road Boston, MA 02135 ATTN: Paul Charos, Asset Manager

	With a copy to:	Andrea Salvi, Esq. Bradley & Associates 1270 Soldiers Field Road Boston, MA 02135

28.2	If to Tenant:	1355 Market Street, Suite 900 San Francisco, CA 94103 Attn: Director of Facilities 1355 Market Street, Suite 900 San Francisco, CA 94103 Attn: Legal Department

29. MISCELLANEOUS.

29.1 Authority. Tenant represents and warrants that it is duly formed and in good standing, and has full corporate or partnership power and authority, as the case may be, to enter into this Lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation enforceable in accordance with its terms.

29.2 Successors and Assigns. The obligations of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Landlord and each successive owner of the Building shall be liable only for obligations accruing during the period of its ownership or interest in the Building and the assumption by the transferee of the obligations of Landlord hereunder, and from and after the transfer by Landlord or such successive owner of its ownership or other interest in the Building, Tenant shall look solely to the successors in title for the performance of Landlord’s obligations hereunder arising thereafter.

29.3 Waivers. No delay or forbearance by a party hereto in exercising any right or remedy hereunder or in undertaking or performing any act or matter which is not expressly required to be undertaken by such party shall be construed, respectively, to be a waiver of such party’s rights or to represent any agreement by such party to undertake or perform such act or matter thereafter.

29.4 Waiver of Trial by Jury. Landlord and Tenant hereby consent to the exclusive jurisdiction of the courts of the state where the Premises are located in any and all actions or proceedings arising under this Lease, and irrevocably agrees to service of process in accordance with Section 28 above. Landlord and Tenant agree to waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of the Premises and/or any claim of injury or damage and any emergency or any other statutory remedy.

29.5 Limitation of Landlord’s Liabilities. Tenant shall look solely to Landlord’s interest in the Building and rents derived therefrom and Landlord’s insurance proceeds for enforcement of any obligation hereunder or by law assumed or enforceable against Landlord, and no other property or other assets of Landlord shall be subjected to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies or with respect to this Lease, the relationship of landlord and tenant hereunder or Tenant’s use and occupancy of the Premises.

29.6 Time of the Essence. All times, wherever specified herein for the performance by Landlord or Tenant of their respective obligations hereunder, are of the essence of this Lease.

29.7 Severability. Each covenant and agreement in this Lease shall for all purposes be construed to be a separate and independent covenant or agreement. If any provision in this Lease or the application thereof shall to any extent be invalid, illegal or otherwise unenforceable, the remainder of this Lease, and the application of such provision other than as invalid, illegal or unenforceable, shall not be affected thereby; and such provisions of this Lease shall be valid and enforceable to the fullest extent permitted by law.

29.8 Headings and Terms. The title and headings of this Lease are for convenience of reference only and shall not in any way be utilized to construe or interpret the agreement of the parties as otherwise set forth herein. The term “Landlord” and term “Tenant” as used herein shall mean, where appropriate, all persons acting by or on behalf of the respective parties, except as to any required approval, consents or amendments, modifications or supplements hereunder when such terms shall only mean the parties originally named on the first page of this Lease as Landlord and Tenant, respectively, and their agents so authorized in writing.

29.9 Lease Not Binding Until Executed and Delivered. This Lease shall not bind Landlord unless and until it has been signed and delivered by Tenant, received and accepted by Landlord, and then countersigned and redelivered by Landlord to Tenant.

29.10 Counterparts. This Lease may be executed in three (3) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same lease agreement.

29.11 Amendment and Modification. This Lease, including all Exhibits and Addenda attached hereto, each of which is incorporated in this Lease, contains the entire agreement between the parties hereto, and shall not be amended, modified or supplemented unless by agreement in writing signed by both Landlord and Tenant.

29.12 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Massachusetts.

30. PARKING. Tenant shall have a license to use up to forty-eight (48) assigned parking spaces at the rate of *** dollars ($***) per space per month, which amount is subject to change on an annual basis (consistent with the rates charged to all other users of the parking facility), for the parking of registered and insured passenger vehicles (excluding trucks) of its own or of its employees in the parking garage area of the Building. In addition, Tenant shall pay to Landlord the amount of *** dollars ($***) for each parking transmitter that Tenant requests to access the parking facilities, which amount shall be returned to Tenant upon expiration of this Lease provided the transmitters are returned to Landlord in the condition as they were originally provided to Tenant, reasonable wear and tear excepted. All such parking rights shall be subject to the reasonable rules and regulations of Landlord of general applicability; provided however, Landlord shall have no duty to enforce the same, and shall have the right to waive the applicability of the same on a case by case basis, in its sole discretion. All such parking and use of the lot for access and egress shall be at the user’s sole risk, and Landlord shall not be responsible for any property damage or loss or any personal injury related thereto, except for any personal injury proximately caused by the negligence or willful misconduct of Landlord. Tenant shall inform any of its employees or agents utilizing such parking right of the aforesaid limitation of liability, and Tenant shall indemnify Landlord, its managing agent and their employees or agents, defend them and hold them harmless against any claim, suit, judgment, or loss (relating to the use of the parking rights herein granted) suffered by them or instituted against them which is included within the aforesaid limitation of liability. Landlord shall be responsible for snow removal/plowing of the parking areas; provided however, in the event vehicles are present in the said areas during snow removal activities, Landlord will plow around such vehicles and shall not be required to remove any residue of snow surrounding the vehicle as a result of such plowing activity. Upon Landlord’s request Tenant and its employees shall relocate temporarily any of its or their vehicles parked in the parking area in order to facilitate snow removal or maintenance activity being conducted by Landlord. Such parking by Tenant or its employees shall be assigned as to location. No overnight parking is permitted by Tenant or its employees without Landlord’s specific prior written authorization.

31. CONTINGENCY. Tenant hereby acknowledges and confirms that another tenant (the “Existing Tenant”) currently leases the Premises. The Existing Tenant has expressed a willingness to vacate the Premises by October 1, 2013, however, Landlord and Existing Tenant have not yet entered into a written termination agreement. Accordingly, this Lease is contingent upon Landlord and Existing Tenant entering into a written termination agreement acceptable to Landlord in its sole discretion, pursuant to which Existing Tenant agrees to vacate the Premises on or before October 1, 2013 (the “Termination Agreement”). Landlord will keep Tenant apprised, from time to time, of the status of Landlord’s negotiation of the proposed Termination Agreement and will promptly respond to written requests from Tenant regarding the status thereof. In the event Landlord and Existing Tenant do not enter into a written termination agreement on or before the Lease Commencement Date, the Lease Commencement Date shall be extended accordingly with the Lease Commencement Date being the first day upon which Landlord can deliver the Premises to Tenant in Delivery Condition, If at any time, (x) negotiations of the Termination Agreement are halted or (y) Landlord and Existing Tenant enter into the Termination Agreement, Landlord will promptly notify Tenant of such fact.

32. EXHIBITS AND ADDENDA. Additional terms to this Lease, if any, are set forth in the Exhibits and Addenda attached hereto, which are incorporated herein by reference as follows:

A.	Premises

B.	Fixed Rent

C.	Provisions Regarding Additional Rent

D.	Building Rules and Regulations

E.	Form of Subordination, Non-Disturbance and Attornment Agreement

F.	Extension Option

G.	Building Upgrades

H.	Lease Commencement Date Certificate

I.	Satellite Dish Terms and Conditions

[END OF TEXT; SIGNATURES FOLLOW ON NEXT PAGE.]

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed on the day and year first above written.

LANDLORD:

KENDALL SQUARE ENTITY, INC. A Massachusetts corporation

By:	/s/ Peter Palandjian
Name: Peter Palandjian
Title: President & Treasurer

TENANT:

TWITTER, INC. a Delaware corporation

By:	/s/ Mike Gupta
Name: Mike Gupta
Title: CFO

EXHIBIT “A”

PREMISES

ATTACHED HERETO CONSISTING OF 3 PAGES.

A-1

EXHIBIT “B”

FIXED RENT

*NOTE: Notwithstanding the schedule with respect to Fixed Rent set forth below, with respect to the 5th Floor Premises and 6th Floor Premises, Tenant shall begin paying Fixed Rent on the one hundred eightieth (180th) day following the Lease Commencement Date.

*NOTE: Notwithstanding the schedule with respect to Fixed Rent set forth below, with respect to the 7th Floor Premises, Tenant shall begin paying Fixed Rent on the Lease Commencement Date.

***

B-1

EXHIBIT “C”

PROVISIONS REGARDING ADDITIONAL RENT

1.	DEFINITIONS.

1.1 “Tenant’s Proportionate Share” shall mean 35.05% which is a fraction, the numerator of which shall be 47,631 rentable square feet of the Premises and the denominator of which shall be 135,874 rentable square feet of the Building.

1.2 Operating Expenses.

(a) “Essential Capital Improvements” shall mean (i) any labor saving device, energy saving device or other installation, improvement or replacement which is intended for the primary purpose of reducing Operating Expenses, whether or not voluntary or required by governmental mandate (provided that the installation of such improvement is reasonably commensurate with the practice of owners of Comparable Buildings), or (ii) any installation or improvement intended to improve the safety of tenants in the Building generally, whether or not voluntary or required by governmental mandate, or (iii) any installation or improvement required by reason of any Legal Requirement which did not exist on the date of the execution of this Lease.

(b) “Operating Expenses” shall mean, subject to the exclusions set forth below, any and all of Landlord’s operating costs and expenses of any kind or nature paid or incurred in the operation, maintenance and management of the Building, and the sidewalks, roadways and parking areas located thereon, all computed on an accrual basis and in accordance with the terms of this Lease, including but not limited to the following:

(i) Electricity, gas, fuel, steam, water, sewer and any other utility charges (including surcharges) of whatever nature (excluding the use of utilities by other tenants as such may be sub-metered or directly metered pursuant to their leases);

(ii) Any insurance premiums and deductibles paid by Landlord;

(iii) Building personnel costs, including but not limited to salaries, wages, fringe benefits, taxes, insurance and other direct and indirect costs (prorated, in the case of employees performing services for one or more properties, on the basis of the estimated number of hours spent performing services for the Building);

(iv) The cost of all service and maintenance contracts, including but not limited to security services, janitorial and cleaning services, interior and exterior landscaping services, sidewalk and roadway maintenance, and snow removal;

(v) All other service, maintenance and repair expenses (excluding those expenses paid by proceeds of insurance or by Tenant or by other third parties, and those solely attributable to tenants of the Building other than Tenant) and the cost of all materials and supplies therefor;

(vi) Any other costs and expenses (other than capital items) incurred by Landlord in operating the Building;

(vii) The cost of any additional services not provided to the Building on the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Building and commensurate with the practice of owners of Comparable Buildings;

(viii) The annual amortization of any Essential Capital Improvement which is made by Landlord after completion of initial construction of the Building, based on the useful life of the improvement plus interest at the prime interest rate (the “Prime Rate”) on the date of the expenditure on the unamortized portion thereof;

(ix) Landlord’s central office administrative costs and overhead applicable to the Building;

(x) Accounting fees for preparing the Operating Expense Statement and Tax Statement; and

(xi) Management fees payable to the managing agent.

(c) Operating Expenses shall not include:

(i) Rent or other charges payable under any ground or underlying lease;

(ii) Any expenditures on account of Landlord’s acquisition of air or similar development rights;

(iii) Costs of repositioning, selling or syndicating Landlord’s interest in the Property;

(iv) Costs with respect to any financing or refinancing of the Property, including debt service, amortization, points and commissions in connection therewith;

(v) The cost of making leasehold improvements to any leasable space to prepare the same for occupancy by a tenant thereof, or thereafter for the benefit of a particular tenant;

(vi) Services performed for or provided to any tenant to the extent such services are exclusive to such tenant;

(vii) Advertising and promotional expenditures, contributions or gifts;

(viii) Brokerage fees or commissions;

(ix) Legal fees incurred in connection with Landlord’s preparation, negotiation and enforcement of leases with other tenants;

(x) Salaries for any agents or employees of Landlord above those attributable to the operation, maintenance and management of the Building;

(xi) Any costs which have been previously included in Operating Expenses or Taxes (whether under the same or a different category);

(xii) any capital item whatsoever, except as expressly set forth in Section 1.2(a) above;

(xiii) repairs or other work occasioned by fire, windstorm or other insured casualty or hazard, to the extent that Landlord shall receive proceeds of such insurance or would have received such proceeds had Landlord maintained the insurance coverage required under this Lease and diligently attempted to procure the maximum possible insurance coverage;

(xiv) Taxes;

(xv) salaries of officers, executives or other employees of Landlord, any affiliate of Landlord, or partners or affiliates of such partners or affiliates, other than any personnel engaged exclusively or primarily in the management, operation, maintenance, and repair of the Building (but not leasing or marketing) who are working in the Building management office and whose salaries are not typically included in the management fee being paid and included in Operating Expenses;

(xvi) any costs incurred to test, survey, clean up, contain, abate, remove or otherwise remedy any spill or discharge of Hazardous Materials unless caused by Tenant or its agents;

(xvii) costs of special services (which shall not cover normal variations in repairs or the need for repairs) not rendered to tenants generally;

(xviii) the cost of any service sold to any tenant or occupant of the Building for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease or occupancy agreement with that tenant or other occupant (including, by way of example but not limitation, after-hours HVAC costs or over-standard electrical consumption costs incurred by other tenants or occupants);

(xix) reserves of any kind;

(xx) costs incurred by Landlord in connection with rooftop communications equipment of Landlord or other persons, tenants or occupants on the Building;

(xxi) any amounts paid to any person, firm or corporation related or otherwise affiliated with Landlord or any general partner, officer or director of Landlord or any of its general partners, to the extent same materially exceeds arms-length competitive prices paid in the Cambridge, Massachusetts metropolitan area for the services or goods provided;

(xxii) costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, such as trustee’s fees, annual fees, partnership or organization or administration expenses, deed recordation expenses, as well as the operation of the entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Building, as well as partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of any disputes between Landlord and its employees, disputes of Landlord with Building management or personnel, or outside fees paid in connection with disputes with other tenants;

(xxiii) costs incurred due to Landlord’s violation of any terms and conditions of this Lease or any other lease relating to the Building or of any law, ordinance or governmental rule or regulation affecting the Building;

(xxiv) costs arising from the negligence of Landlord or its agents, or of any other tenant, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents;

(xxv) costs incurred in removing and storing the property of former tenants or occupants of the Building;

(xxvi) costs for acquisition of sculpture, paintings, other objects of art, as well as the cost of insuring, repairing or maintaining the same;

(xxvii) the entertainment expenses and travel expenses of Landlord, its employees, agents, partners and affiliates; and

(xxviii) consulting costs and expenses paid by Landlord unless they relate exclusively to the improved management or operation of the Building.

(d) “Operating Year” shall mean each calendar year or such other period of twelve (12) months through the Lease Term as hereafter may be adopted by Landlord as its fiscal year, occurring during the Lease Term.

(e) “Operating Statement” shall mean a statement in writing signed by Landlord setting forth the actual Operating Expenses payable by Tenant for a specified Operating Year pursuant to this Section 1.2.

1.3 Taxes.

(a) “Taxes” shall mean all taxes, assessments and governmental charges, whether federal, state, county or municipal, and whether general or special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Building, the Land, and the sidewalks, roadways and parking areas located thereon, or due to the operation thereof, whether or not directly paid by Landlord. Taxes shall not include income taxes, excess profit taxes, franchise taxes or other taxes imposed or measured on or by the income of Landlord from the operation of the Building or the Land; provided, however, that if, due to a future change in the method of taxation or assessment, any income, excess profit, franchise or other tax, however designated, shall be imposed in substitution, in whole or in part, for (or in lieu of) any tax, assessment or charge which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within Taxes as defined herein to the extent of such substitution. If Landlord incurs any expenses (including, but not limited to, reasonable attorneys’ fees) in connection with its efforts to reduce or minimize increases in the Taxes and/or the assessed value of the Building, any and all such expenses shall be added to, and made a part of, the Taxes for the Operating Year to which they relate. Tenant shall pay to the appropriate governmental authority any use and occupancy tax. In the event that Landlord is required by law to collect such tax, Tenant shall pay such use and occupancy tax to Landlord as Additional Rent upon demand and Landlord shall remit any amounts so paid to Landlord to the appropriate governmental authority. Taxes shall not include (i) any excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents or receipts), (ii) penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments of, and/or to file any tax or informational returns with respect to, any Taxes, when due, or (iii) any real estate taxes directly payable by Tenant or any other tenant in the Building under the applicable provisions in their respective leases,

(b) “Tax Year” shall mean each fiscal year or such other period of twelve (12) months throughout the Lease Term as hereafter may be adopted by Landlord as its fiscal year, occurring during the Lease Term.

(c) “Tax Statement” shall mean a statement in writing signed by Landlord setting forth the actual Taxes payable by Tenant for a specified Tax Year.

1.4 “Operating Expense Stop” shall mean an amount equal to the actual Operating Expenses (on a per rentable square foot basis) for the calendar year 2014 (the “Base Year”).

1.5 “Tax Expense Stop” shall mean an amount equal to the actual Taxes (on a per rentable square foot basis) for the fiscal year 2015 (the “Base Tax Year”).

2.	ADDITIONAL RENT FOR OPERATING EXPENSES AND TAXES.

2.1 In addition to Fixed Rent, Tenant shall pay to Landlord for each month of each Operating Year and each Tax Year, without demand (except as set forth herein), deduction or setoff, as Additional Rent: (a) beginning on January 1, 2015, Tenant’s Proportionate Share of Operating Expenses to the extent the Operating Expenses (on a per rentable square foot basis) exceed the Operating Expense Stop; and (b) beginning on July 1, 2015, Tenant’s Proportionate Share of Taxes to the extent the Taxes (on a per rentable square foot basis) exceed the Tax Expense Stop, in accordance with the procedures set forth below.

2.2 As soon as available in each Operating Year and Tax Year during the Lease Term, Landlord shall provide Tenant with a written statement setting forth a projection of Tenant’s Proportionate Share of Operating Expenses and Taxes for such year. Commencing on the first day of the first month following receipt of such statement and continuing until receipt by Tenant of Landlord’s statement of the next projection, Tenant shall pay to Landlord with each monthly installment of Fixed Rent an amount equal to: (a) one-twelfth (1/12th) of such projected Tenant’s Proportionate Share of Operating Expenses over the Operating Expense Stop and (b) one-twelfth (1/12th) of such projected Tenant’s Proportionate Share of Taxes over the Tax Expense Stop.

2.3 Landlord shall, as soon as possible after the close of each such Operating Year, provide Tenant with a statement of the actual Operating Expenses and Taxes for such period. Any underpayment by Tenant during such Operating Year due to the fact that projected Operating Expenses and Taxes were less than actual Operating Expenses and Taxes shall be paid to Landlord within thirty (30) days after Tenant’s receipt of a statement for such deficiency. Any overpayment by Tenant during such Operating Year due to the fact that projected Operating Expenses and Taxes were greater than actual Operating Expenses and Taxes shall be, at Landlord’s option, (a) applied to any other amounts of Rent then due from Tenant to Landlord, (b) credited to the next payment of Rent coming due from Tenant to Landlord, or (c) refunded to Tenant if no Rent is then due or coming due.

3. ADJUSTMENT FOR VACANCIES. In determining Operating Expenses and Tax for any Operating Year or Tax Year, if the Building was less than fully occupied during such entire year, or was less than fully operational during such entire year, then these components of Operating Expenses which vary with variations in occupancy shall be adjusted by Landlord to reflect the amount that such expenses would normally be expected to have been, in the reasonable opinion of Landlord, had the Building been ninety-five percent (95%) occupied and fully operational throughout such year, except that in no event shall such adjustment result in an amount less than the actual Operating Expenses.

4. PRO-RATIONS. If this Lease shall commence or terminate at any time other than the first day of an Operating Year, Tenant shall be liable only for that portion of the Operating Expenses and Taxes with respect to such Operating Year as represented by a fraction, the numerator of which is the number of days of the Lease Term which fail within the Operating Year and the denominator of which is three hundred sixty-five (365).

5. AUDIT. Landlord shall maintain at all times during the Lease Term, at Landlord’s corporate office as set forth in Landlord’s notice address under the Lease, complete and accurate books of account and records prepared in accordance with generally accepted accounting principles with respect to Operating Expenses and Taxes, and shall retain such books and records, as well as contracts, bills, vouchers, and checks, and such other documents as are reasonably necessary to properly audit Operating Expenses and Taxes. Tenant shall have the right to examine, audit and photocopy Landlord’s books and records relating to Tenant’s Proportionate Share of Operating Expenses and Taxes for any Operating Year for a period of four (4) months following the date that Tenant receives the Operating Statement and Tax Statement; provided, however, that (a) Tenant may exercise such right only once per twelve (12) month period; and (b) Tenant signs a confidentiality agreement in form satisfactory to Landlord in its reasonable discretion. Tenant shall give Landlord not less than thirty (30) days’ prior written notice of its intention to examine and audit such books and records, and such examination and audit shall take place in the city where the Premises are located. All costs of the examination and audit shall be performed by a certified public accountant and shall be on a non-eontingent fee basis and shall be borne by Tenant; provided, however, that if such examination and audit establishes that Tenant’s Proportionate Share of Operating Expenses and Taxes for the year in question are less than the amount set forth on the Operating Statement and Tax Statement by at least five percent (5%), then Landlord shall pay the reasonable costs of such examination and audit. If the payments made by Tenant for such year are more than Tenant’s required payment on account thereof for such Operating Year, Landlord shall promptly refund such overpayment. If the payments made by Tenant for such year are less than Tenant’s required payment on account thereof for such Operating Year, Tenant shall pay the deficiency to Landlord within thirty (30) days after conclusion of the examination and audit as well as Landlord’s actual out-of-pocket costs in connection with such examination and audit. The obligation to make such refund or payment for any period within the Lease Term shall survive expiration of the Lease Term. If Tenant does not elect to exercise its right to examine and audit Landlord’s books and records for any Operating Year within the time period provided for by this Section 5, Tenant shall have no further right to challenge Landlord’s Operating Statement and Tax Statement.

6. SURVIVAL. If, upon the expiration or earlier termination of this Lease, the amount of any Additional Rent due hereunder has not yet been determined, an appropriate payment from Tenant to Landlord or refund from Landlord to Tenant, shall be made promptly after such determination.

EXHIBIT “D”

BUILDING RULES AND REGULATIONS

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than for ingress to and egress from the Premises and for delivery by Landlord. There shall not be use in the space or in the public hall of the building, by either a Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side-guards. If the Premises are situated on the ground floor of the Building, Tenant thereof shall further, at Tenant’s expense, keep the sidewalks and curb in the front of said Premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designated or constructed and no sweeping, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors shall have caused it.

3. No Tenant shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevators, or out the doors or windows or stairways of the Building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises of permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators or the Building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the Buildings without the prior written consent of Landlord.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Premises or the Building or on the inside of the Premises if the same is visible from the outside of the Premises without prior written consent of the Landlord, except that the name of Tenant may appear on the entrance door of the Premises. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant or tenants violating the rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to Landlord.

6. Except with the prior written consent of Landlord and as Landlord may direct, no Tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building of which they form a part, or cut or string wires, or lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used, and interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other similar adhesive material being expressly prohibited. The foregoing will not prohibit Tenant from performing such work as may be necessary in the context of the normal hanging of pictures and artwork in the Premises provided the walls of the Premises are left in good condition and repair upon expiration or earlier termination of the Lease, reasonable wear and tear excepted.

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7. Except with the prior written consent of Landlord, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. If requested, Tenant shall provide Landlord with a copy of a key for all new locks or bolts. Each Tenant shall upon termination of his tenancy, restore to Landlord all keys either furnished to, or otherwise procured by such Tenant. In the event of the loss of any keys furnished to Tenant, Tenant shall pay to Landlord the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Premises only on the freight elevators and through the service entrances and corridors or in an alternative way approved by Landlord and only during hours and in a manner approved by Landlord.

9. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

10. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a building for office, and upon written notice from the Landlord, Tenant shall refrain from or discontinue such advertising.

11. Except for those items necessary for the cleaning and maintenance of Tenant’s business, including office supplies, which shall be properly stored to minimize the risk of fire and explosion, Tenant shall not bring or permit to be brought or kept in or on the Premises any flammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other process, or any unusual or other objectionable odors to permeate in or emanate from the Premises.

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EXHIBIT “E”

FORM OF NON-DISTURBANCE, ATTORNMENT AND SUBORDINATION AGREEMENT

ATTACHED HERETO CONSISTING OF ELEVEN (11) PAGES

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NON-DISTURBANCE, ATTORNMENT AND SUBORDINATION AGREEMENT

THIS NON-DISTURBANCE, ATTORNMENT AND SUBORDINATION AGREEMENT (this “Agreement”) is made and entered into as of this                      day of                     , 2013, by and among SOVEREIGN BANK, N.A., a national banking association (f/k/a Sovereign Bank) with an address of 75 State Street, Boston, Massachusetts 02109 (hereinafter called the “Lender”), TWITTER, INC., a Delaware corporation (hereinafter called the “Tenant”, and KENDALL SQUARE ENTITY, INC., a Massachusetts corporation, having its principal place of business at 1270 Soldiers Field Road, Boston, Massachusetts (hereinafter called the “Landlord”).

W I T N E S S E T H:

WHEREAS, Landlord is the owner of certain real property located in the City of Cambridge, Middlesex County, Massachusetts, and more particularly described in Exhibit A attached hereto and made a part hereof (said property being hereinafter called the “Property”); and

WHEREAS, Landlord and Tenant made and entered into that certain Lease, dated the          day of                     , 2013, with respect to certain premises constituting a portion of the Property therein described, commonly known and numbered as 141 Portland Street, Cambridge, Massachusetts (said Lease being hereinafter called the “Lease” and said premises being hereinafter called the “Leased Premises”); and

WHEREAS, Landlord has entered into and delivered that certain Mortgage and Security Agreement dated September 11, 2009 in favor of Lender (the “Mortgage”), conveying the Property to secure the payment of the indebtedness described in the Mortgage; and

WHEREAS, Landlord has entered into and delivered that certain Collateral Assignment of Leases and Rents dated September 11, 2009 in favor of Lender (the “Assignment of Leases”), assigning all of Landlord’s right, title and interest as lessor under the Lease to further secure the Obligations, as described and defined in the Mortgage; and

WHEREAS, the parties hereto desire to enter into this Non-Disturbance, Attornment and Subordination Agreement;

NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Tenant, and Landlord each hereby covenants and agrees as follows:

1.

Non-Disturbance. So long as no Event of Default (as defined in the Lease) exists, nor any event has occurred which has continued to exist for such period of time (after notice, if any, required by the Lease) as would entitle the lessor under the Lease to terminate the Lease or would cause, without any further action on the part of such lessor, the termination of the Lease or would entitle such lessor to dispossess Tenant, the Lease shall not be terminated, nor shall Tenant’s use, possession or enjoyment of the Leased Premises or rights under the Lease be interfered with in any foreclosure or other action or proceeding in the nature of foreclosure instituted under or in connection with the Mortgage or in the event that Lender takes possession of the Property pursuant to any provisions of the Mortgage or the Assignment of Leases, unless the lessor under the Lease would have had such right if the Mortgage or the Assignment of Leases had not been made, except that neither the person or entity acquiring the interest of the lessor under the Lease as a result of any such action or proceeding or deed in lieu of any such action or proceeding (hereinafter called the “Purchaser”) nor Lender if Lender takes possession of the Property shall be

(a) liable for any act or omission of any prior lessor under the Lease; or (b) liable for the return of any security deposit which Tenant has paid to any prior lessor under the Lease; or (c) subject to any offsets or defenses which Tenant might have against any prior lessor under the Lease; or (d) bound by any base rent, percentage rent or any other payments which Tenant might have paid for more than the current month to any prior lessor under the Lease; or (e) bound by any amendment or modification of the Lease made without Lender’s prior written consent (other than an amendment or modification memorializing the exercise by Tenant of a right or option set forth in the Lease); (f) personally liable for any default under the Lease or any covenant or obligation on its part to be performed thereunder as lessor; or (g) liable for any of Landlord’s Construction-Related Obligation under the Lease. As used herein, a “Construction-Related Obligation” means any obligation of Landlord under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements or work at the Property, including the Premises.

2.	Attornment. Unless the Lease is terminated in accordance with Paragraph 1, if the interests of the lessor under the Lease shall be transferred by reason of the exercise of the power of sale contained in the Mortgage (if applicable), or by any foreclosure or other proceeding for enforcement of the Mortgage, or by deed in lieu of foreclosure or such other proceeding, or if Lender takes possession of the Property pursuant to any provisions of the Mortgage or the Assignment of Leases, Tenant shall be bound to the Purchaser or Lender, as the case may be, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof and any extensions or renewals thereof which may be effected in accordance with any option herefore in the Lease, with the same force and effect, as if the Purchaser or Lender were the lessor under the Lease, and Tenant, as lessee under the Lease, does hereby agree to attorn to the Purchaser and Lender if it takes possession of the Property, as its lessor under the Lease. Such attornment shall be effective and self-operative without the execution of any further instruments upon the succession by Purchaser to the interest of the lessor under the Lease or the taking of possession of the Property by Lender. Nevertheless, Tenant shall, from time to time, execute (or make good faith comments to) and deliver such instruments evidencing such attornment as Purchaser or Lender may reasonably require. The respective rights and obligations of Purchaser, Lender and of Tenant upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth in the Lease except as otherwise expressly provided in Paragraph 1.

3.	Subordination. Tenant hereby subordinates all of its right, title and interest as lessee under the Lease to the right, title and interest of Lender under the Mortgage, and Tenant further agrees that the Lease now is and shall at all times continue to be subject and subordinate in each and every respect to the Mortgage and to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Mortgage.

4.

Assignment of Leases. Tenant hereby acknowledges that all of Landlord’s right, title and interest as lessor under the Lease is being duly assigned to Lender pursuant to the terms of the Mortgage and the Assignment of Leases, and that pursuant to the terms thereof all rental payments under the Lease shall continue to be paid to Landlord in accordance with the terms of the Lease unless and until Tenant is otherwise notified in miring by Lender. Upon receipt of any such written notice from Lender, Tenant covenants and agrees to make payment of all rental payments then due or to become due under the Lease directly to Lender or to Lender’s agent designated in such notice and to continue to do so until otherwise notified in writing by Lender. Landlord hereby irrevocably directs and authorizes Tenant to make rental payments directly to Lender following receipt of such notice, and Landlord covenants and agrees that Tenant shall have the right to rely on such notice without any obligation to inquire as to whether any default exists under the Mortgage or the Assignment of Leases or the indebtedness secured thereby, and notwithstanding any notice or claim of Landlord to the contrary, and that Landlord shall have no right or claim against Tenant for or by reason of any rental payments made by Tenant to Lender following receipt of such notice. Tenant further acknowledges and agrees: (a) that under the provisions of the Mortgage and/or the Assignment of Leases, the Lease cannot be terminated (nor can Landlord accept any surrender of the Lease) or modified in any of its terms, or consent be given to the waiver or release of Tenant from the performance or observance of any obligation under the Lease, without the prior written consent of Lender, and without such consent no rent may be collected or accepted by Landlord more than one month in advance; and (b) that the interest of Landlord as lessor under the Lease has been assigned to Lender for the purposes specified in the Mortgage and the Assignment of Leases, and Lender assumes no duty, liability or obligation under the Lease, except only under the circumstances, terms and conditions specifically set forth in the Mortgage and/or the Assignment of Leases.

5.	Notice of Default by Lessor. Tenant, as lessee under the Lease, hereby covenants and agrees to give Lender written notice properly specifying wherein the lessor under the Lease has failed to perform any of the covenants or obligations of the lessor under the Lease, simultaneously with the giving of any notice of such default to the lessor under the provisions of the Lease. Tenant agrees that Lender shall have the right, but not the obligation, within thirty (30) days after receipt by Lender of such notice (or within such additional time as is reasonably required to correct any such default, provided that Lender has given notice to Tenant within such initial thirty (30) day period of Lender’s intent to attempt to correct such default and thereafter diligently prosecute such correction) to correct or remedy, or cause to be corrected or remedied, each such default before Tenant may take any action under the Lease by reason of such default thereof. Such notices to Lender shall be delivered in duplicate to:

Sovereign Bank, N.A.

75 State Street

Boston, Massachusetts 02109

Attn: Real Estate Division

or to such other address as the Lender shall have designated to Tenant by giving written notice to Tenant at:

1355 Market Street, Suite 900

San Francisco, CA 94103

Attn: Director of Facilities

with a copy to:

1355 Market Street, Suite 900

San Francisco, CA 94103

Attn: Legal Department

, or to such other address as may be designated by written notice from Tenant to Lender.

6.	No Further Subordination. Except as expressly provided to the contrary in Paragraph 3 hereof, Landlord and Tenant covenant and agree with Lender that there shall be no further subordination of the interest of lessee under the Lease to any lender or to any other party without first obtaining the prior written consent of Lender. Any attempt to effect a further subordination of lessee’s interest under the Lease without first obtaining the prior written consent of Lender shall be null and void.

7.	Limitation of Liability. Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement the Lease shall be deemed to have been automatically amended to provide that Lender or Purchaser’s obligations and liability under the Lease shall never extend beyond Lender or Purchaser’s (or their respective successors’ or assigns’) interest, if any, in the Property.

8.	Title of Paragraphs. The titles of the paragraphs of this agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this agreement.

9.	Governing Law. This agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

10.	Provisions Binding. The terms and provisions hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns, respectively, of Lender, Tenant and Landlord. The reference contained to successors and assigns of Tenant is not intended to constitute and does not constitute a consent by Landlord or Lender to an assignment by Tenant, but has reference only to those instances in which the lessor under the Lease and Lender shall have given written consent to a particular assignment by Tenant thereunder.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals as of the day, month and year first above written.

LENDER:

SOVEREIGN BANK, N.A.

By:
Name:
Title:

TENANT:

TWITTER, INC.

By:
Name:
Title:

LANDLORD:

KENDALL SQUARE ENTITY, INC.

By:
Name:	Peter Palandjian
Title:	President & Treasurer

COMMONWEALTH OF MASSACHUSETTS	)
	)	ss.
COUNTY OF	)

On this              day of                     , 20    , before me, the undersigned notary public, personally appeared                             , proved to me through satisfactory evidence of identification, which was                                                              , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose, as                                                               of Sovereign Bank, N.A.

Notary Public

My commission expires:

COMMONWEALTH OF MASSACHUSETTS	)
	)	ss.
COUNTY OF SUFFOLK	)

On this              day of                     , 20    , before me, the undersigned notary public, personally appeared Peter Palandjian, President and Treasurer of Kendall Square Entity, Inc., proved to me through satisfactory evidence of identification, which was Massachusetts Driver’s License, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

Notary Public

My commission expires:

[AFFIX NOTARIAL SEAL/STAMP]

STATE OF CALIFORNIA	)
COUNTY OF	)

On                     , 20     before me,                                                      , Notary Public, personally appeared                                                                  , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature:                                                                                               (seal)

EXHIBIT A

LEGAL DESCRIPTION TO

NON-DISTURBANCE, ATTORNMENT AND SUBORDINATION AGREEMENT

The following parcels of land with the buildings thereon situated in Cambridge, Middlesex County, Massachusetts, bounded and described as follows:

PARCEL ONE (Unregistered land)

A certain parcel of land situated on the soutbeasterly side of Davis Street in said Cambridge and bounded and described as follows:

Being numbered 8-10 on said Davis Street and shown as Lots 5 and 6 on a plan entitled Plan of Premises in Cambridgeport belonging to Edward Hixon dated October 25, 1882, W.A. Mason & Son, Surveyors,” recorded with Middlesex South District Registry of Deeds in Plan Book 39 as Plan No. 8 and bounded and described as follows:

NORTHWESTERLY	by said Davis Street forty two and 42/100 (42.42) feet;

NORTHEASTERLY	by land of owners unknown, fifty three and 97/100 (53.97) feet;

SOUTHEASTERLY	by lot 7 on said plan forty one and 49/100 (41.49) feet; and

SOUTHEASTERLY	by the center line of a passageway shown on said plan fifty three and 95/100 (53.95) feet.

Containing 2,264 square feet.

Together with and subject to passageway rights as appear of record.

For title reference, see below.

PARCEL TWO (Unregistered land)

Being numbered 6 on said Davis Street and shown as lots 7, 8 and 9 on the plan hereinbefore referred to and bounded and described as follows:

Beginning at a point in the center of the passageway shown on said plan 63.95 feet southerly from Davis Street, thence running

SOUTHEASTERLY	40.08 feet, thence turning and running;

NORTHEASTERLY	18.75 feet, thence turning and running;

SOUTHEASTERLY	17.60 feet, thence turning and running;

NORTHEASTERLY	again 18.16 feet, thence turning and running;

NORTHWESTERLY	39.52 feet, thence turning and running;

SOUTHWESTERLY	by lots 5 and 6 on said plan 41.49 feet to the point of beginning.

For title reference, see below.

PARCEL THREE (Registered land)

NORTHEASTERLY	by Broadway, one hundred forty-one and 15/100 feet;

SOUTHEASTERLY by Portland Street, one hundred ninety-eight and 90/100 feet;

SOUTHWESTERLY	by land now or formerly of Howard M. Faust, forty-eight and 77/100 feet;

NORTHWESTERLY	by land now or formerly of George B. Gilbert et al, six and 74/100 feet;

SOUTHWESTERLY	by land now or formerly of said Gilbert et al and land formerly of Predore Stacey, one hundred twelve and 96/100 feet; and

NORTHWESTERLY	by Davis Street, one hundred eighty-five and 73/100 feet,

All of said boundaries of Parcel Three are determined by the Land Court to be located as shown on a Plan, as approved by the Court, filed in the Land Registration Office, a copy of said portion of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 28, Page 285, with Certification 4477. (Plan No. 4190A).

Title Reference for Parcels One and Two: Deed of UST Corp., dated December 17, 1985, and recorded with the Middlesex South District Registry of Deeds at Book 16682, Page 565.

Title Reference for Parcel Three: Certificate of Title No. 175562, issued by the South Registry District of Middlesex County.

EXHIBIT “F”

EXTENSION OPTION

1. Subject to: (a) Tenant not being in an Event of Default upon exercise of the Extension Option; and (b) Tenant not having assigned its interest in the Lease or entered into a Non-Permitted Sublet which is in effect as of the date of Tenant’s exercise of the option set forth, herein (except, in each case, in connection with a Permitted Transfer), Tenant shall have the option to extend this lease (the “Extension Option”) for one (1) additional period of five (5) years (such term being the “Extended Lease Term”), upon the same terms and conditions of this Lease, except that Fixed Rent for the Extended Lease Term shall be at the Market Rent (as determined below). Tenant shall notify Landlord, in writing, of its desire to exercise the Extension Option at least twelve (12) months prior to the Expiration Date (the “Tenant’s Notice”). Failure of Tenant to provide notice within the time period required herein shall render Tenant’s Extension Option hereunder null and void and of no further force and effect.

2. “Market Rent” shall be determined in accordance with the procedure set forth hereinafter:

A. The parties shall have thirty (30) days after Landlord receives Tenant’s Notice in which to agree on the Market Rent for the Extended Term. If the parties agree on the Market Rent during such(30) day period, Landlord and Tenant shall execute an amendment to this Lease setting forth the Market Rent for the Extended Term.

B. If the parties are unable to agree on the Market Rent within the thirty (30) day period, then,within ten (10) days after the expiration of that period, each party, at its cost and by giving notice to the other party, shall appoint a qualified M.A.I. real estate appraiser with at least ten (10) years full time commercial office appraisal experience in the Cambridge metropolitan area to appraise and set the Market Rent for the Premises. If a party does not appoint such an appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Market Rent for the Premises. The two appraisers appointed by the parties as stated in this paragraph shall meet promptly and attempt to establish the Market Rent for the Premises. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two appraisers are given to set the Market Rent. If they are unable to agree on the third (3rd) appraiser, either of the parties, by giving ten (10) days notice to the other party, can appeal to the then president of the Cambridge Real Estate Board, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

C. Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the Market Rent for the Premises. If a majority of the appraisers are unable to set the Market Rent within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the Market Rent for the Premises.

D. If, however, the low appraisal and/or high appraisal are more than five percent (5%) lower and/or higher than the middle appraisal, the low appraisal and/or high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two; the resulting quotient shall be the Market Rent for the Premises. If both the low appraisal and the high appraisal are disregarded the middle appraisal shall be the Market Rent of the Premises.

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E. “Market Rent” shall mean the economic terms at which tenants comparable to Tenant, as of the first day of the applicable Extended Lease Term, are leasing in transactions for a comparable term, non-renewal, non-equity space comparable in size to the Premises, from a willing, comparable landlord, at arm’s length, which comparable space is located in Comparable Buildings with similar amenities (“Comparable Transactions”), or, if such Comparable Buildings, or comparable space within Comparable Buildings, is not available, adjustments shall be made in the determination of Market Rent to reflect the age and quality of the Building and Premises as contrasted to other buildings used for comparison purposes, taking into consideration size, location, floor level, proposed term of the lease, extent of services to be provided, the time that the particular rate under consideration became or is to become effective, as well as all tenant concessions and inducements. Additionally, in any determination of space within Comparable Buildings, appropriate consideration shall be given to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, and the ratio of rentable square feet to usable square feet. The intent of the parties is that Tenant will obtain the same rent and other economic benefits that landlords would otherwise give in Comparable Transactions and that Landlord will make and receive the same economic payments and concessions that landlords would otherwise make and receive in Comparable Transactions.

F-2

EXHIBIT “G”

BUILDING UPGRADES

1. As of the Effective Date, Landlord is working to make improvements to the common areas of the Building for the benefit of all tenants in the Building and has or intends to make the following improvements in the Building at some point in the future (as the “Building Upgrades”):

a.	Upgrading the restrooms on the fifth (5th), sixth (6th), and seventh (7th) floors of the Building according to Building Standard; and

b.	Renovating the lobby of the Building.

2. The restroom upgrades described in clause 1.a above will be performed concurrently with Tenant’s construction of the Initial Improvements. Notwithstanding the foregoing, Landlord does not make any representations with respect to the date that any of the lobby renovations shall be completed (provided that Landlord anticipates that Landlord’s lobby renovation will commence during the calendar year 2013). For purposes herein, “Building Standard” means work performed in the manner and with the materials selected by Landlord as the existing standard for the Building subject to availability and Landlord’s right to select reasonable, alternative types, models, brands, grades, designs, manufacturers and suppliers from time to time as the Building Standard, so long as such alternatives do not substantially or unreasonably deviate in quality, style or appearance as currently exists.

G-1

EXHIBIT “H”

LEASE COMMENCEMENT DATE CERTIFICATE

RE:	Lease Agreement between KENDALL SQUARE ENTITY, INC. (“Landlord”) and TWITTER, INC., a Delaware corporation (“Tenant”) dated (the “Lease”) for premises consisting of approximately 47,631 rentable feet in the building located at 141 Portland Street, Cambridge, Massachusetts

Dear Tenant:

This shall constitute the Lease Commencement Date Certificate referenced in Section 2 of the above-referenced Lease. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

1.	The Lease Commencement Date is .

2.	The Lease Expiration Date is .

3.	Fixed Rent shall be paid in accordance with the following schedule:

[NOTE: WHEN AVAILABLE, INSERT EXACT DATES IN LEASE TERM COLUMN. DO NOT LEAVE AS IS]

*NOTE: Notwithstanding the schedule with respect to Fixed Rent set forth below, with respect to the 5th Floor Premises and 6th Floor Premises, Tenant shall begin paying Fixed Rent on the one hundred eightieth (180th) day following the Lease Commencement Date.

*NOTE: Notwithstanding the schedule with respect to Fixed Rent set forth below, with respect to the 7th Floor Premises, Tenant shall begin paying Fixed Rent on the Lease Commencement Date.

[*]

H-1

IN WITNESS WHEREOF, the parties hereto have caused this Lease Commencement Date Certificate to be executed on the dates set forth below.

LANDLORD:

KENDALL SQUARE ENTITY, INC.

A Massachusetts corporation

By:
Name:	Peter Palandjian
Title:	President & Treasurer

Date of Execution:

TENANT:

TWITTER, INC.

By:
Name:
Title:

Date of Execution:

H-2

EXHIBIT “I”

SATELLITE DISH TERMS AND CONDITIONS

1. Location. Tenant shall have the right to install, operate, and maintain, at no additional cost to Tenant, one (1) satellite dish and related transmission equipment which specifications are subject to the prior written approval of Landlord (collectively, the “Satellite Dish”) on the roof of the Building in a location mutually agreed to by Landlord and Tenant (such area to be known as the “Satellite Dish Area”). Landlord, at its sole discretion, may require Tenant to relocate the Satellite Dish at any time to another location on the roof of the Building and for any reason provided Landlord pays for the reasonable cost of such relocation.

2. Condition of Satellite Dish Area. The Satellite Dish Area is given to Licensee in its “as-is, where is” condition. Licensor makes no representation or warranty that the Satellite Dish Area or Building is fit for Tenant’s intended use or permitted by law. Landlord shall have no obligation to prepare or otherwise repair the Satellite Dish Area or the Satellite Dish.

3. Costs of Installation. Tenant shall pay, at its sole cost and expense, any and all expenses in connection with installation of the Satellite Dish. Tenant shall obtain and pay, at its sole cost and expense, obtain any municipal, state or federal permits and/or licenses required for the installation and operation of the Satellite Dish and any related equipment.

4. Roof Penetration and Warranty. Tenant shall not use or permit the use of the Satellite Dish in such a manner that would jeopardize or invalidate Licensor’s existing roof warranty. In addition, Tenant shall use Landlord’s designated roof contractor when installing the Satellite Dish and Tenant shall be responsible for maintaining the Satellite Dish in a manner in which to preserve such warranty. Any roof penetrations necessary in connection with the installation, maintenance or repair of the Satellite Dish are to be made by Landlord’s roof contractor, at Tenant’s sole cost and expense.

5. Maintenance of Satellite Dish. Tenant, at its sole cost and expense, shall keep the Satellite Dish Area, Satellite Dish and all related equipment in good condition and repair and shall be responsible for all maintenance and repair in connection with the Satellite Dish Area and the Satellite Dish.

6. Access to Roof and Satellite Dish Area. Tenant and any of its agents or contractors shall not have access to the roof of the Building or the Satellite Dish Area unless Tenant has: (i) given Landlord at least twenty four (24) hours advance notice; and (2) Tenant is accompanied by Landlord or its agent; and (3) such access occurs during normal Landlord’s normal business hours.

7. Interference. Landlord shall use reasonable efforts to accommodate, Tenant, however, the Satellite Dish shall not be installed so as to interfere with the use or operation of any communications equipment previously installed on the Building or the operations of any Tenant in the Building as of the Effective Date. Landlord shall not be responsible for any signal interference or signal straying in connection with the Satellite Dish.

8. Tenant’s Rights Not Assignable. Tenant’s rights hereunder are personal to Tenant and may not be assigned or transferred to any other party without the prior written consent of Landlord.

9. No Further Collocation. Tenant shall not permit any other party to locate equipment in the Satellite Dish Area or collocate on the Satellite Dish without the prior written consent of Landlord.

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10. Changes to Satellite Dish. Any changes to the Satellite Dish deviating from those originally approved by Landlord must be reapproved by Landlord

11. Removal of Satellite Dish. Upon the expiration or earlier termination of the Lease, Tenant shall remove the Satellite Dish and all related equipment leaving the Satellite Dish Area in the same condition existing on the Effective Date, reasonable wear and tear excepted. Tenant shall be responsible for the cost of repairing any and all damage to the Satellite Dish Area, the roof of the Building, or any other areas of the Building in connection the installation, maintenance, repair, and/or operation of the Satellite Dish.

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FIRST AMENDMENT TO LEASE AGREEMENT

This FIRST AMENDMENT TO LEASE AGREEMENT (the “Amendment”) dated this 24th day of January, 2018 (the “Effective Date”) is made by and between KENDALL SQUARE ENTITY, INC., a Massachusetts corporation (the “Landlord”), and TWITTER, INC., a Massachusetts corporation (the “Tenant”).

RECITALS:

A. WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated as of September 10, 2013 (the “Lease”), whereby Tenant leases certain premises from Landlord of approximately: (i) 15,877 rentable square feet on the fifth (5th) floor (“5th Floor Premises”); (ii) approximately 15,877 rentable square feet on the sixth (6th) floor (“6th Floor Premises”); and (iii) approximately 15,877 rentable square feet on the seventh (7th) floor (“7th Floor Premises”) (collectively, the “Existing Premises”) in the building located at 141 Portland Street, Cambridge, Massachusetts (the “Building”);

B. WHEREAS, the Lease Term with respect to the Existing Premises is scheduled to expire on March 31, 2019; and

C. WHEREAS, Tenant desires to extend the Lease Term with respect to the 5th Floor Premises and 6th Floor Premises (the “Remaining Premises”) and Landlord desires to accommodate the same on the terms and conditions set forth herein.

AGREEMENT:

NOW THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Recitals and Capitalized Terms. The recitals set forth above are incorporated herein and made a part of this Amendment as if set forth herein in full. All capitalized terms used in this Amendment that are not defined in this Amendment shall have the meanings ascribed to such terms in the Lease. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms set forth in this Amendment shall supersede and control.

2. Lease Term for Remaining Premises. The Lease Term with respect to the Remaining Premises shall be extended through March 31, 2024 (the “Extended Expiration Date”, and such extended portion of the Lease Term, the “Extension Term”). Effective as of April 1, 2019, the Remaining Premises shall be known as the “Premises” for purposes under the Lease.

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3. Fixed Rent for Remaining Premises. During the Extension Term, Tenant shall pay Fixed Rent with respect to the Remaining Premises in accordance with the schedule below but otherwise in accordance with the terms and conditions of the Lease:

	Annual Fixed Rent	Monthly Fixed Rent	Fixed Rent Per Square Foot of Remaining Premises
[*]	[*]	[*]	[*]

4. Additional Rent.

4.1 Tenant’s Proportionate Share. Effective on April 1, 2019, Tenant’s Proportionate Share shall be amended to be 23.37% which is based on 31,754 rentable square feet in the Remaining Premises and 135,874 rentable square feet in the Building.

4.2 Operating Expense Stop and Tax Expense Stop. During the Extension Term, Tenant shall continue to pay Additional Rent in accordance with the terms and conditions of the Lease, provided, however, that effective on April 1, 2019: (a) the “Operating Expense Stop” shall be amended to mean an amount equal to the actual Operating Expenses (on a per rentable square foot basis, adjusted, as necessary, as described in Section 3 of Exhibit C to the Lease) for the calendar year 2019; and (b) the “Tax Expense Stop” shall mean an amount equal to the actual Taxes (on a per rentable square foot basis) for the fiscal year 2020.

5. Condition of Premises. Except for the Improvement Allowance as further described on EXHIBIT A, Tenant’ shall continue to occupy the Remaining Premises during the Extension Term in its “as-is” condition and Landlord shall not be obligated for any other allowances or improvements to the Remaining Premises; the foregoing will not be deemed to modify or diminish Landlord’s maintenance and repair obligations set forth in the Lease.

6. Parking. Effective as of the April 1, 2019, SECTION 30. PARKING of the Lease shall be deleted in its entirety and replaced with the following:

30. PARKING. Tenant shall lease thirty-two (32) assigned parking spaces at the rate of two hundred seventy five dollars ($275.00) per space per month, which amount is subject to change on an annual basis (consistent with the rates charged to all other users of the parking facility), for the parking of registered and insured passenger vehicles (excluding trucks) of its own (or its subtenants) or of its (or its subtenants) employees in the parking garage area of the Building. In addition, Tenant shall pay to Landlord the amount of seventy-five dollars ($75.00) for each parking transmitter that Tenant requests to access the parking facilities, which amount shall be returned to Tenant upon expiration

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of this Lease provided the transmitters are returned to Landlord in the condition as they were originally provided to Tenant, reasonable wear and tear excepted. All such parking rights shall be subject to the reasonable rules and regulations of Landlord of general applicability; provided however, Landlord shall have no duty to enforce the same, and shall have the right to waive the applicability of the same on a case by case basis, in its sole discretion. All such parking and use of the lot for access and egress shall be at the user’s sole risk, and Landlord shall not be responsible for any property damage or loss or any personal injury related thereto, except for any personal injury proximately caused by the negligence or willful misconduct of Landlord. Tenant shall inform any of its employees or agents (or subtenants) utilizing such parking right of the aforesaid limitation of liability, and Tenant shall indemnify Landlord, its managing agent and their employees or agents, defend them and hold them harmless against any claim, suit, judgment, or loss (relating to the use of the parking lights herein granted) suffered by them or instituted against them which is included within the aforesaid limitation of liability. Landlord shall be responsible for snow removal/plowing of the parking areas; provided however, in the event vehicles are present in the said areas during snow removal activities, Landlord will plow around such vehicles and shall not be required to remove any residue of snow surrounding the vehicle as a result of such plowing activity. Upon Landlord’s request Tenant and its employees shall relocate temporarily any of its or their vehicles parked in the parking area in order to facilitate snow removal or maintenance activity being conducted by Landlord. Such parking by Tenant (or Tenant’s subtenants) or its (or Tenant’s subtenants) employees shall be assigned as to location, No overnight parking is permitted by Tenant or its employees without Landlord’s specific prior written authorization.

7. Deletion of Extension Option. EXHIBIT “F” EXTENSION OPTION of the Lease is hereby deleted in its entirety and of no further force and effect.

8. Letter of Credit. [*]

9. Surrender of 7th Floor Premises. Not later than March 31, 2019, Tenant shall have surrendered the 7th Floor Premises to Landlord in accordance with SECTION 25. SURRENDER OF PREMISES of the Lease (i.e., in its current “as-is” condition free of Tenant’s and subtenants’ personal property, furniture and equipment).

10. Brokers. Each party represents and warrants to the other that they have not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Amendment and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person by reason of such party’s breach of their representation or warranty contained in this Section 10 except for Transwestern RBJ representing Landlord exclusively (“Landlord’s Broker”) and Cresa, representing Tenant exclusively (“Tenant’s Broker”). Landlord will pay any commission due to Landlord’s Broker and Tenant’s Broker hereunder pursuant to its separate agreement with Landlord’s Broker.

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11. Tenant’s Representations. Tenant hereby represents and warrants to Landlord that as of the Effective Date: (a) all of Tenant’s estate, right, title and interest in and to the Lease is free and clear of assignments or liens; (b) the Lease is in full force and effect; (c) Tenant is presently in possession of the Premises (however, Tenant may from time to time have one or more subtenants in occupancy of a portion or portions of the Premises) and is paying the Fixed Rent, Additional Rent and any other charges or sums due under the Lease with respect to the Existing Premises; (d) the Lease has not been modified, supplemented or amended in any way, except as may be set forth in this Amendment; (e) Tenant is not aware of any current actionable defenses, claims or set-offs under the Lease against rents or charges due or to become due thereunder; and (f) that this Amendment has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof.

12. Landlord’s Representatives. Landlord hereby represents and warrants to Tenant that as of the Effective Date: (a) no Event of Default on the part of Tenant exists under the Lease and no event which, with notice or the passage of time on the part of Tenant, would constitute an Event of Default under the Lease currently exists and (b) the Lease is in full force and effect and (c) this Amendment has been duly authorized, executed and delivered by and on behalf of Landlord and constitutes the valid and binding agreement of Landlord in accordance with the terms hereof.

13. Confirmation of Lease. Except as amended by this Amendment, all existing terms and provisions of the Lease shall remain in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed as of the Effective Date.

LANDLORD:

KENDALL SQUARE ENTITY,INC. A Massachusetts corporation

By:	/s/ Peter Palandjian
Name:	Peter Palandjian
Title:	President & Treasurer

TENANT:

TWITTER, INC. a Delaware corporation

By:	/s/ Ned Segal
Name:	Ned Segal
Title:	CFO

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EXHIBIT A

IMPROVEMENT ALLOWANCE

1. Landlord shall provide to Tenant an allowance of [*] per rentable square foot of the Remaining Premises (i.e., $[*]) (the “Improvement Allowance”) which shall be applied by Tenant toward the cost of design, permitting and construction costs, architectural, engineering and project management costs associated with improvements made by Tenant to the Remaining Premises commencing from and after the Effective Date (the “Tenant Improvements”). Notwithstanding the foregoing, Tenant shall not be permitted to apply more than $158,770.00 of the Improvement Allowance toward “soft costs” associated with the Tenant Improvements. Tenant acknowledges that all costs for Tenant Improvements in excess of the Improvement Allowance shall be paid for at the sole cost and expense of the Tenant.

2. The Tenant Improvements shall be shall be subject to: (a) all terms and conditions of Section 10 of the Lease; (b) performed by a union general contractor reasonably approved by Landlord in advance; and (c) based on plans and specifications reasonably approved (or deemed approval, as described in Section 10.1 of the Lease) by Landlord in advance.

3. Landlord shall disburse the Improvement Allowance to Tenant on a periodic basis (but no more than once per month) within thirty (30) days following receipt from Tenant of a Requisition from Tenant. A “Requisition” shall mean written documentation, including, without limitation, (i) invoices from Tenant’s contractors, vendors, service providers and consultants, and such other documentation as Landlord may reasonably request, showing in reasonable detail the cost of the items in question or improvements installed to date in the Premises, accompanied by certifications from Tenant that the amount of the Requisition in question is true and correct and does not exceed the cost of the items or improvements covered by such Requisition (AJA Form G-702 is deemed acceptable by Landlord as a requisition form); and (ii) evidence that all of the Tenant Improvements and other work done by or on behalf of Tenant as of such date which could give rise to any mechanic’s or materialman’s liens and for which payment has been previously requested and paid, has been paid for in full and that any and all liens therefor that have been or may be filed have been satisfied of record or waived (the “Lien Waivers”) with respect to the prior month’s Requisition. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each Requisition in order to verify the amount thereof. For avoidance of doubt, as of the Effective Date, Tenant may submit a Requisition for Tenant Improvements constructed at any time following the Effective Date, Notwithstanding the foregoing, at Tenant’s election, Tenant may elect to wait until the completion of the Tenant Improvements before submitting a single Requisition for all of the Improvement Allowance to Landlord, provided that such Requisition includes all of the information required by the provisions of this Section 3.

4. Landlord shall have no obligation to pay any portion of the Improvement Allowance with respect to any Requisition submitted more than twelve (12) months following the Effective Date (the “Outside Requisition Date”); provided, however, that (i) the Outside Requisition Date shall be delayed on a day-for-day basis for each day that Tenant’s design or construction of Tenant’s Improvements is delayed due to Force Majeure or the acts or omissions of Landlord and (ii) if Tenant certifies to Landlord that it is engaged in a good faith dispute with a contractor, vendor,service provider or consultant, such Outside Requisition Date shall be extended while such

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dispute is ongoing, so long as Tenant is diligently pursuing the resolution of such dispute. In the event Tenant has not utilized the Improvement Allowance on or before the Outside Requisition Date, Tenant shall be deemed to have forfeited any unused portion of said Improvement Allowance and shall have no rights thereto,

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